TERM FACILITY TERM SHEET

This indicative proposal is intended to be used as a basis for discussions only. The terms and conditions of this term sheet may be modified or supplemented by the Investor at its sole discretion at any time and from time to time during the course of its due diligence or as a result of any change of the market conditions, the business or financial condition of the Borrower or otherwise. This term sheet is only a proposal and is not a commitment to lend.

Borrower:	ValCom Inc., a company incorporated under the laws of the State of Delaware (“Borrower”).

Subsidiary Guarantors:	All current and future operating subsidiaries of the Borrower (“Subsidiary Guarantors”).

Consolidated Group:	The Borrower and all of its subsidiaries.

Investor:	Solomed Pte Ltd, a company incorporated under the laws of the Republic of Singapore (“Investor”).

Facility:	Secured Term Note of up to USD $1M (“Term Facility”).

Documentation:
The Term Facility will be governed by documentation acceptable to all parties (“Loan Documents”).  The Loan Documents will contain customary representations, warranties and covenants by the Borrower and the Subsidiary Guarantors for loans of this nature.

Partial Conversion
The interest (LIBOR + 11.00%) and servicing fee ($30,000) portion of the Term Facility shall be convertible on a mandatory basis to Borrower’s Series A Preferred Shares at the rate of USD $0.01 per share (which rate is subject to reduction – see “Consequences of Non-Performance”).  In addition, $200,000 principal amount of the Term Facility shall be repaid in the form of Series A Preferred Shares (see “Repayment of Term Facility”).

Share Buy Back	Up to US$200,000 of the Term Facility shall be utilized by the Borrower to buy-back shares of its Common Stock in the open market, at the discretion of the Investor (the “Common Share Repurchase”).

Type / Ranking:
The Term Facility shall be senior unsubordinated obligations of the Borrower and the Subsidiary Guarantors and shall rank senior to any other existing or future debt, class of capital stock or other equity securities issued by the Borrower or the Subsidiary Guarantors.

Currency:	U.S. Dollars.

Maturity:	3 years from the date of the closing (“Closing”) of the Loan Documentation (the “Maturity Date”).

Repayment of Term Facility:
$800,000 principal amount of the Term Facility shall be repaid on the Maturity Date.  The balance of the Term Facility shall be repaid in that number of Series A Preferred Shares equal to the number of shares of Common Stock purchased pursuant to the Common Share Repurchase.  The Series A Preferred Shares shall be issued within two (2) business days after repurchase of the corresponding number of shares of Common Stock by the Borrower; provided that in no event shall the Series A Preferred Shares be issued later than the Maturity Date.

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Use of Proceeds:	The proceeds of the Term Facility will be as follows:

a) Working capital US$500,000

b) Investment (subject to Investor approval) US$300,000,

c) Common Share Repurchase US$200,000

Interest Rate:	Interest attributable to each drawdown shall be payable in advance on the date of drawdown at an annual rate equal to the sum of (a) 12 months LIBOR plus (b) the Applicable Margin.

Applicable Margin:	The Applicable Margin will be 11.00% per annum.

Fee- Default Interest:	4.00% plus the Applicable Margin plus LIBOR, with such default interest to be payable in cash on demand.

Servicing Fee:	$30,000 fully earned and payable at Closing in the form of 3,000,000 Series A Preferred Shares of Borrower.

Series A Preferred Shares:	The Series A Preferred Shares shall have terms consistent with securities of this type including, without limitation, the following:

Convertible into shares of Common Stock

Cumulative dividends

Liquidation preference senior to all other capital stock

Voting rights

Registration rights

Anti-dilution protection

Redemption at election of the holder

Security:	The Term Facility shall be secured by first priority security liens and security interests in the following:

1) Capital stock of all, direct and indirect, current and future subsidiaries of the Borrower

2) 50 million Series A Preferred Shares of Borrower.

3) 50 million shares of Common Stock of Borrower.

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Facility Drawdown Procedures:	The Facility drawdown procedures shall be:

1) The first drawdown (which shall occur at Closing) shall not be more than US$150,000 and shall be accompanied by a drawdown request and a description of the proposed use of proceeds.

2)    Each subsequent drawdown shall not be more than US$100,000 and shall be accompanied by a drawdown request, a description of the proposed use of proceeds and a certificate from the Chief Executive Officer certifying to the actual use of proceeds (versus drawdown request) of the prior drawdown request.

Condition Precedent to Disbursement:	The conditions precedent to the initial disbursement shall be:

1) Certificate from the Corporate Secretary and the Chief Executive Officer (“Closing Officers’ Certificate”) as to:

a)   Authorized, issued and outstanding share capital of the Borrower and each of the Subsidiary Guarantors and the amount and type of consideration received by Borrower and each such Subsidiary Guarantor in connection with the issuance of such share capital.

b) Obligations for money borrowed and collateral relating to such obligations.

c) Transactions with affiliates.

d) Outstanding stock options with vesting details

e) Outstanding stock grants with vesting details

f)    Audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows for the fiscal year ended 31st December 2010 and audited financial statements for the previous 3 years, duly certified by the Chief Executive Officer.

g) Certificate of all liabilities including contingent liabilities certified by the Chief Executive Officer.

2) Execution of Loan Documentation by Borrower and Subsidiary Guarantors.

3) A certificate of the Chief Executive Officer of Borrower with the amount of requested drawdown and a description of the proposed use of proceeds.

4) Business Plan acceptable to Investor.

5) Filing of Amendment to Borrower’s Certificate of Amendment authorizing the Series A Preferred Shares required to effectuate the transactions contemplated by the Loan Documents.

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6) Customary favorable legal opinions of counsel to Borrower and Subsidiary Guarantors which shall be addressed to the Investor and be reasonably satisfactory to the Investor and its counsel.

7) All consents (including stockholder and Board of Director consents) required to effectuate the transactions contemplated by the Loan Documents.

8) Cancellation of the Series B Preferred Shares.

Condition Subsequent:	The conditions precedent to each subsequent disbursement shall be:

1)   Certificate (“Updated Officers’ Certificate”) from the Corporate Secretary and the Chief Executive Officer confirming the accuracy of the statements in the Closing Officers’ Certificate, except as set forth in the Updated Officers’ Certificate.

2)   A certificate of the Chief Executive Officer of Borrower with a description of the proposed use of proceeds of the drawdown and certifying to the actual use of proceeds (versus drawdown request) of the prior drawdown.

3) Audited financial statements within 3 months after the end of the fiscal year and unaudited financial statements within 45 days after the end of each fiscal quarter.

Within five (5) days after the final drawdown, Borrower shall deliver to Investor a certificate of the Borrower’s independent accountants certifying as to the use of proceeds of the full US$1.0 million Term Facility.

Consequences of Non-Performance:
Borrower’s non-performance of certain hurdles determined by agreement of the Investor and Borrower based on  the attached business plan shall cause an automatic decrease in the purchase price of the Series A Preferred Shares based on the following schedule:

1) Non-Performance During First 3 months: The share price will be fixed at US 0.9 cent.

2) Non-Performance During Second 3 months: The share price will be fixed US 0.75 cent

3) Non-Performance During Third 3 months: The share price will be fixed at US 0.5 cent

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4) Non-Performance During or After Fourth 3 months: a default will be called where the Borrower will be required to repay the entire Term Facility amount.

Voluntary Pre-payment:
The Borrower shall have the right to pre-pay the Term Facility in whole or in part at any time, in minimum principal amounts to be mutually agreed upon. The Series A Preferred Shares issued at Closing (see “Partial Conversion”) shall be adjusted pro-rata as a result of any pre-paid amount.  Amounts prepaid under the Term Facility may not be re-borrowed.

Mandatory Pre-payment:	The Borrower shall pre-pay the Term Facility in the event of the following (subject to such qualifications as may be agreed in the Loan Documents):

a) Any stock issuance (ordinary or preferred) other than per the terms of the Term Facility;

b) Sale of any assets or shares in subsidiaries;

c) Change of control;

d) Capital reduction (i.e., in the event Borrower has funds available to repurchase Common Stock in excess of the Common Share Repurchase, such funds shall be used to repay the Term Facility); and

e) Incurrence of any debt, direct or indirect, by Borrower or any of its subsidiaries other than the existing amounts due and disclosed to the Investor in the Loan Documents.

Any such pre-payment may not be re-borrowed.

Events of Defaults:	Customary events of default for loans of this nature.

Right of Set-Off:
The Investor shall be entitled, following the occurrence of an Event of Default, to set-off the Borrower’s or any Subsidiary Guarantors’ indebtedness to the Investor against any credit balance of the Borrower’s or such Subsidiary Guarantors’ account with the Investor, whether in Singapore or anywhere in the world, notwithstanding that the balances may not be expressed in the same currency. The Investors’ rights hereunder will not be affected by the Borrower’s or any Subsidiary Guarantor’s insolvency or winding up.

Transferability:	The Investor may freely assign or transfer the Term Facility and its rights and obligations to other investors at any time during the term of the Term Facility.

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Taxation:
All payments by the Borrower and the Subsidiary Guarantors will be made free and clear of and without deduction or withholding for any present or future taxes, duties, assessments or governmental charges of whatever nature (except tax for Investor’s net income) unless that deduction or withholding is required by law, in which case, Borrower or, failing which, the Subsidiary Guarantors, will gross up such payments such that the recipient shall receive the same after-tax return as if no such deduction or withholding had been made. Stamp duties, if any, levied in connection with the Term Facility will be for the account of Borrower or the Subsidiary Guarantors, as applicable, but subject to the Borrower having the option to prepay the Investor in the event that an assignment or participation of the Investor’s interest in the Facility that results in any increase in any such taxes payable by the Borrower or the Subsidiary Guarantors.

Illegality:	In the event that it becomes illegal for Investor to lend or maintain its commitment, the Borrower will repay the Investor and/ or the Investor’s commitment will be cancelled.

Increased Costs:
The Borrower will reimburse the Investor and its affiliates for any increased costs arising due to their implementation or imposition of any new reserve requirements or other measures by regulatory bodies, including any change in capital adequacy norms, subject to customary mitigation and avoidance provisions.

Disclosure:
The Borrower and Subsidiary Guarantors hereby authorize the Investor to disclose its financial statements and any information regarding its accounts or its dealings with the Investor to such Investor’s other branches and offices and to its affiliates and associates strictly for credit purposes, provided that the disclosing Investor shall obtain customary confidentiality undertakings from the recipients of any such confidential information.

Confidentiality:
This proposal and the terms and conditions contained in this document are confidential and are not to be disclosed to any other person (except the Borrower's legal and tax advisors for the purposes of the proposed transaction)

Counsel Fees:	Borrower shall pay Investor at Closing, Investor’s fees and expenses in connection with the Term Facility (including the fees and expenses of its counsel).

Governing Law and Forum:	New York.

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SOLOMED PTE. LTD.

NOTE AGREEMENT

Up to $1,000,000	August 22, 2011

WHEREAS, Borrower has requested, and Investor has agreed, to provide secured Term Loans to the extent and on the conditions set forth herein.

WHEREAS, Borrower will use (a) $500,000 of the proceeds of the Term Loans to finance ongoing working capital and general company needs of Borrower and to pay transaction fees and expenses in respect of this Note and the transactions contemplated hereby, (b) $200,000 of the proceeds of the Term Loans to repurchase Common Stock of the Borrower in the public markets on the terms and conditions approved by the Investor and (c) $300,000 of the proceeds of the Term Loans to make the Approved Investment (defined below).

WHEREAS, in consideration for the making of the Term Loans, Borrower will issue to Investor Series A Preferred Shares on the date hereof.

NOW THEREFORE, in consideration of the premises and the mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.
Note; Payment Terms; Closing Fee.

Section 1.1        Term Loans and Promise to Pay.  Subject to the terms and conditions hereof, SOLOMED PTE. LTD., a company incorporated under the laws of the Republic of Singapore (together with its successors and assigns, the “Investor”), agrees to make loans in an initial draw of $150,000 (the first draw, the “Initial Term Loan”); and in subsequent draws of not more than $100,000 (the Initial Term Loan and each subsequent draw, collectively, the “Term Loans”; and the Initial Term Loan and each subsequent draw, individually a “Term Loan”) to VALCOM, INC., a Delaware corporation (“Borrower”), in an aggregate amount not to exceed the sum of ONE MILLION AND 00/100 DOLLARS ($1,000,000); provided, that the Initial Term Loan shall be effected by conversion of the principal amount of the March Note and April Note.  On or before the Maturity Date, Borrower, for value received, hereby promises to pay to the order of Investor $1,000,000 or such lesser principal amount of outstanding Term Loans hereunder together with all accrued and unpaid interest, fees and other amounts due hereunder.

Section 1.2        Borrowing Mechanics; Conditions to each Term Loan and Manner of Payment.

(a)        Term Loans shall be made in one or more installments, each in an aggregate maximum amount of $100,000, except for the Initial Term Loan which shall be for an aggregate maximum amount of $150,000.

(b)        Whenever Borrower desires that Investor make a Term Loan, Borrower shall deliver to Investor a written notice setting forth a request for a Term Loan and the principal amount of the Term Loan, a description of the proposed use of proceeds and a certificate of the Chief Executive Officer of the Borrower certifying as to the actual use of proceeds of the immediately preceding drawdown (such notice, a “Funding Notice”) no later than 11:00 a.m. (New York City time) at least seven (7) business days in advance of the proposed borrowing date, which borrowing date shall be a business day.

(c)        Investor shall make the amount of each Term Loan available to Borrower on the applicable borrowing date by wire transfer of same day funds in U.S. dollars, except for the Initial Term Loan which shall be funded by conversion of the principal amount of the March Note and April Note.

Section 1.3        Interest Rate.  The principal sum outstanding from time to time shall bear interest at a rate per annum equal to the sum of (a) 12 months LIBOR plus (b) Eleven Percent (11%) and otherwise upon the other terms as herein provided, compounded monthly (the “Interest Rate”).  Interest with respect to each Term Loan shall be based on 12 months LIBOR in effect on the commencement date of such Term Loan.  Interest shall be calculated based on a 360-day year of twelve 30-day months and charged for the actual number of days elapsed.

Section 1.4        Payment of Interest.  Interest with respect to each Term Loan shall be paid by issuance of that number of Series A Preferred Shares determined by dividing the Interest Amount of such Term Loan by the Purchase Price (the “Interest Preferred Shares”).  Interest shall be paid in full and in advance at Closing of each Term Loan.  Concurrently with the Closing of each Term Loan, the Borrower shall deliver or cause to be delivered to Investor certificates for the Interest Preferred Shares and any other documents required to be delivered pursuant to this Agreement.  The Interest Preferred Shares shall be issued from the Series A Preferred Shares included in the Collateral.  The Interest Preferred Shares shall be deemed fully earned on the Closing Date of each Term Loan.  Accrued and unpaid interest shall be deemed to be “Obligations” for all purposes herein and in the other Loan Documents.

Section 1.5        Default Rate.

(a)        If any payment is not paid when due (whether by acceleration or otherwise) or following the occurrence of an Event of Default, Borrower agrees that Investor shall automatically, without notice, increase the Interest Rate to the Default Rate on amounts outstanding at such time(s) that the Event of Default shall be continuing.

(b)        Notwithstanding any provision to the contrary in this Note, in no event shall the interest rate charged on the Term Loan exceed the maximum rate of interest permitted under applicable state and/or federal usury laws.  If the interest rate would exceed the maximum rate of interest permitted under applicable state and/or federal usury laws, the provisions hereof shall be deemed amended to provide for the highest rate of interest permitted under applicable Law.  Any payment of interest that would be deemed unlawful under applicable Laws for any reason shall be deemed received on account of, and will automatically be applied to reduce, the principal sum outstanding and any other sums (other than interest) due and payable to Investor under this Note.

Section 1.6        Repayment of Principal.  $200,000 of the principal amount of this Note shall be repaid by issuance to the Investor of that number of Series A Preferred Shares (the “Principal Preferred Shares”) equal in number to the number of shares of Common Stock acquired by the Borrower pursuant to the Common Stock Repurchase.  Promptly after receipt of a Funding Notice relating to the Common Stock Repurchase, Investor will deliver written notice to Borrower (“Principal Repayment Notice”) specifying the number of Principal Preferred Shares.  Concurrently with the Closing of the Term Loan relating to the Common Stock Repurchase, the Borrower shall deliver or cause to be delivered to Investor certificates for the number of Principal Preferred Shares specified in the Principal Repayment Notice and any other documents required to be delivered pursuant to this Agreement.  The Principal Preferred Shares shall be issued from the Series A Preferred Shares included in the Collateral.  $800,000 of the principal balance of this Note, together with all accrued and unpaid interest and any other charges, advances, fees and other amounts, if any, outstanding hereunder shall be due and payable in full in cash on the earliest of (i) August 22, 2014 (the “Scheduled Maturity Date”), (ii) the date that the Term Loan shall become due and payable in full hereunder, whether by acceleration of otherwise or (iii) a Change of Control (the earliest of (i), (ii) or (iii), the “Maturity Date”).

Section 1.7        Manner of Payment.  All payments of amounts due under this Note (other than payment of Interest Preferred Shares and Principal Preferred Shares) shall be made to Investor not later than 3:00 p.m. New York City time on the day when due by wire transfer of immediately available funds to the account designated by Investor on Schedule 1 or in accordance with the wire transfer instructions for Investor otherwise delivered in writing to Borrower.  Whenever any payment hereunder shall be due on a day other than a business day, such payment shall be made on the next succeeding business day.  Each payment shall include an additional amount to reimburse Investor for any bank charges associated with such payment.

Section 1.8        Order of Payment.  Each payment hereunder shall be applied first to costs, charges and fees, then to accrued interest, and then to principal (including, without limitation, capitalized interest, if any).

Section 1.9        Optional Prepayment.  Borrower may, without premium or penalty, prepay all or any part of this Note at any time upon three (3) business days notice to Investor, applied in the order set forth above; provided that any partial prepayment of this Note shall be in an aggregate minimum amount of $50,000 and integral multiples of $50,000 in excess of that amount.

Section 1.10        Mandatory Prepayment.

(a)        Asset Sales.  No later than the first business day following the date of receipt by Borrower of any Net Asset Sale Proceeds, Borrower shall prepay the Term Loans in an aggregate amount equal to such Net Asset Sale Proceeds, which prepayment shall be applied to permanently prepay the Term Loans.

(b)        Issuance of Capital Stock.  On the date of receipt by Borrower of any cash proceeds from a capital contribution to, or the issuance of Capital Stock of Borrower (other than Capital Stock issued pursuant to this Agreement), Borrower shall permanently prepay the Term Loans in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, which prepayment shall be applied to permanently prepay the Term Loans.

(c)        Issuance of Debt.  On the date of receipt by Borrower of any cash proceeds from the incurrence of any Indebtedness of Borrower, Borrower shall permanently prepay the Term Loans in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, which prepayment shall be applied to permanently prepay the Term Loans.

Section 1.11        Register.  The outstanding balance of this Note shall appear on a supplemental register and is not necessarily the face amount of this Note, which register shall evidence the balance due pursuant to this Note at any time.  The failure to maintain such register shall not affect the obligations owed under this Note.

Section 1.12        Use of Proceeds.  The proceeds of the Term Loans shall be used by Borrower solely in the following manner:  (a) $500,000 of the proceeds of the Term Loans shall finance ongoing working capital and general company needs of Borrower and to pay transaction fees and expenses in respect of this Note and the transactions contemplated hereby; (b) $200,000 of the proceeds of the Term Loans shall be used to repurchase common stock, par value $.001 per share of the Borrower in the public markets on terms and conditions approved by the Investor; and (c) $300,000 of the proceeds of the Term Loans shall be used to make the Approved Investment.  No portion of the proceeds of the Term Loan shall be used by Borrower in any manner that might cause such borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 1.13        Obligations Secured.  The parties acknowledge that Borrower’s indebtedness, obligations and liabilities under this Note are secured by security interests in and liens on the Collateral pursuant to the Pledge Agreement delivered by Borrower pursuant to this Note.

Section 1.14        Closing Fee.  At the Initial Closing, the Borrower shall pay to the Investor a non-refundable fee in an amount equal to $30,000 (the “Servicing Fee”).  The Servicing Fee shall be paid by issuance of that number of Series A Preferred Shares determined by dividing $30,000 by the Purchase Price.  The Servicing Fee shall be deemed fully earned on the Closing Date of the Initial Term Loan and shall not be subject to rebate or proration for any reason.

Section 1.15        Tax Gross Up.  Any and all payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Investor’s net income or that of any transferee or assignee, (any such entity, a “Transferee”) and franchise taxes imposed on Investor (or Transferee, as the case may be) by the United States or any jurisdiction under the laws of which it is organized or is engaged in business or any political subdivision thereof.  If  Borrower shall be required by law to deduct any taxes from or in respect of any sum payable hereunder to Investor (or any Transferee, as the case may be): (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) the Investor (or Transferee, as the case may be) shall receive an amount equal to the sum it would have received had no such deduction been made; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other governmental authority in accordance with applicable law.

Section 1.16        Additional Costs.  If, after the date hereof, the introduction of, or any change in any applicable Law or guideline or in the interpretation or administration thereof by any Governmental Authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Investor or its lending offices, shall increase the Investor’s costs or reduce its income with respect to any Term Loan, then the Borrower shall pay to the Investor, on demand, such additional amounts as the Investor shall, from time to time, determine are sufficient to compensate and indemnify the Investor from such increased cost or reduced amount.

ARTICLE II.
Conditions to Term Loans.

Section 2.1        Conditions to the Initial Term Loan.  The obligation of Investor to make the Initial Term Loan on the Closing Date is subject to the satisfaction, or waiver in writing, of the following conditions precedent:

(a)        Representations and Warranties; Covenants.  The representations, warranties and covenants of Borrower contained in this Note shall be true, correct and complied with on and as of such Closing Date.

(b)        Consents. Investor shall have received copies of all approvals, consents, authorizations or orders of, notices to or registrations or filings with, or any other action by (collectively, “Consents”) any Governmental Authority or other Person that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect on such Closing Date.

(c)        No Proceedings.  There shall not exist any Adverse Proceedings, pending or threatened in any court or before any arbitrator or Governmental Authority that materially impairs any of the transactions contemplated by the Loan Documents or that could have a Material Adverse Effect.

(d)        No Default or Event of Default.  As of the Closing Date, no event shall have occurred and be continuing or would result from the consummation of the Term Loan that would constitute a Default or an Event of Default.

(e)         No Material Adverse Effect.  No Material Adverse Effect shall have occurred after giving effect to the Term Loans.

(f)         Officer’s Certificate.  Investor shall have received a certificate of an officer of Borrower dated as of such Closing Date with respect to (i) the Certificate of Incorporation of Borrower as amended and in effect on the date hereof (the “Certificate of Incorporation”), (ii) the bylaws of the Borrower, as amended and in effect on the date hereof (the “Bylaws”), (iii) the authority and incumbency of the officers of the Borrower executing this Agreement and any other documents required to be executed or delivered in connection herewith, (iv) resolutions of the directors of Borrower approving each Loan Document to which Borrower is a party and the performance of the obligations of Borrower thereunder and (v) a good standing certificate from Borrower’s jurisdiction of organization.

(g)        Series A Certificate of Designation of Rights and Preferences. Prior to the Closing Date, the Series A Certificate of Designation shall have been filed with the Secretary of State of Delaware.

(h)        Opinion of Counsel. At such Closing Date, Investor shall have received an originally executed copy of the favorable written opinions of counsel for Borrower with respect to Borrower, the Loan Documents and such other matters as Investor may reasonably request, dated as of the Closing Date, and otherwise in form and substance reasonably satisfactory to Investor.

(i)         Registration Rights Agreement. On the Closing Date of the Initial Term Loan, the Borrower shall have executed and delivered the Registration Rights Agreement to the Investor.

(j)         Certificates. The Borrower shall have executed and delivered to the Investor the certificates (in such denominations as the Investor shall request) for the Series A Preferred Shares in payment of the Servicing Fee and the advance interest payable on the Initial Term Loan  (in such denominations as such Purchaser shall request).

(k)        Reservation of Shares. As of the Closing Date, the Borrower shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Shares, a number of shares of Common Stock equal to one hundred ten percent (110%) of the aggregate number of Conversion Shares issuable upon conversion of the Series A Preferred Shares issued or to be issued pursuant to this Agreement.

(l)         Officer’s Certificate. The Borrower shall have delivered to the Investor a certificate of an executive officer of the Borrower, dated as of the Closing Date, confirming the accuracy of the Borrower’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Borrower with the conditions precedent set forth in this Section 2.1 as of the Closing Date.

(m)        Delivery of Strategic Business Plan.  Investor shall have received a strategic business plan from Borrower produced by the Chief Executive Officer of Borrower in form and substance reasonably satisfactory to Investor.

(n)        Loan Documents.  Investor shall have received original copies of each Loan Document, duly executed and delivered by Borrower.

(o)        Subordination Agreement.  Investor shall have received original copies of a subordination agreement, duly executed and delivered by all lenders of Company Indebtedness constituting borrowed money, in form and substance reasonably satisfactory to Investor.

(p)        Guarantees. On the Closing Date, each of Valencia Entertainment, Inc. and My Family TV, LLC shall have executed and delivered to the Investor a guarantee of the Obligations of Borrower hereunder in form and substance acceptable to Investor.

(q)        Cancellation of Series B Preferred Shares.  All of the issued and outstanding shares of preferred stock, par value $.001 per share (“Series B Preferred Shares”), of Borrower shall have been repurchased by Borrower and the Certificate of Incorporation of Borrower shall have been amended to eliminate the Series B Preferred Shares.

Section 2.2         Conditions to Each Term Loan Made After the Initial Term Loan.  The obligation of Investor to make each Term Loan subsequent to the Initial Term Loan is subject to the satisfaction, or waiver in writing, of the following conditions precedent:

(a)        Closing Date Certificate. Investor shall have received an originally executed certificate from an executive officer of the Borrower (i) certifying (A) the accuracy of the Borrower’s representations, warranties and covenants as of such Closing Date and confirming the compliance by the Borrower with the conditions precedent set forth in Sections 2.1(a), 2.1(c), 2.1(d) and 2.1(e) have been satisfied as of such Closing Date (B) to the actual use of proceeds of the prior Term Loan and (ii) setting forth the requested amount of Term Loan and a description of the intended use of proceeds of such Term Loan.

(b)        Certificates. The Borrower shall have executed and delivered to the Investor the certificates (in such denominations as the Investor shall request) for the Series A Preferred Shares in payment of the advance interest payable on such Term Loan (in such denominations as such Purchaser shall request).

ARTICLE III.
Representations and Warranties of Borrower.

Borrower hereby warrants and represents to Investor the following on each Closing Date:

Section 3.1        Organization and Qualification.  Borrower and each of its Subsidiaries (i) is a corporation or other entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable), (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.2        Capitalization. The authorized Capital Stock of the Borrower and the shares thereof currently issued and outstanding as of the date hereof is set forth in the Commission Documents.  All of the issued and outstanding shares of the Common Stock have been duly and validly authorized, validly issued and are fully paid and nonassessable. Except as set forth in the Commission Documents:

(i)        no shares of Common Stock are entitled to preemptive, conversion or other rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of Capital Stock of the Borrower;

(ii)       there are no contracts, commitments, understandings, or arrangements by which the Borrower is or may become bound to issue additional shares of Capital Stock of the Borrower or options, securities or rights convertible into shares of Capital Stock of the Borrower or other rights are outstanding that obligate Borrower to issue, sell, purchase or redeem any of its Capital Stock and no authorization therefor has been given;

(iii)      the Borrower is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities; and

(iv)      the Borrower is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the Capital Stock of the Borrower.  The offer and sale of all Capital Stock, convertible securities, rights, warrants, or options of the Borrower issued prior to each Term Loan complied with all applicable Federal and state securities laws.  The Borrower has furnished or made available to the Investor true and correct copies of the Borrower’s Certificate of Incorporation and the Borrower’s Bylaws.  No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Borrower limits the payment of dividends on the Series A Preferred Shares, or the Common Stock.  The Borrower has not granted any rights to register under U.S. Federal securities laws any of the Borrower’s presently outstanding securities or any of its securities that may hereafter be issued.

Section 3.3        Issuance of Shares. The Series A Preferred Shares to be issued at the Closings have been duly authorized by all necessary corporate action and when issued in accordance with the terms hereof, will be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Series A Certificate of Designation and, immediately after the Closings, the Investor will be the record and beneficial owner of all of such securities and have good and valid title to all of such securities, free and clear of all encumbrances. When the shares of Common Stock issuable upon conversion of the Series A Preferred Shares are issued in accordance with the terms of the Series A Certificate of Designation, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the Investor will be entitled to all rights accorded to a holder of Common Stock and will be the record and beneficial owners of all of such securities and have good and valid title to all of such securities, free and clear of all encumbrances.

Section 3.4        Subsidiaries.  The Commission Documents set forth each Subsidiary of the Borrower, showing the jurisdiction of its incorporation or organization and showing the percentage of ownership of each Subsidiary. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of Capital Stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such Capital Stock. Neither the Borrower nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the Capital Stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Borrower nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the Capital Stock of any Subsidiary.  All of the outstanding shares of Capital Stock of each Subsidiary has been duly authorized and validly issued, and are fully paid and nonassessable.

Section 3.5        Authority; Valid and Binding Agreement; No Conflict.  Neither Borrower nor any of its Subsidiaries is in violation or default (i) of any provisions of its certificate of incorporation or other formation documents, (ii) of any material instrument, judgment, order, writ or decree, (iii) under any material note, indenture or mortgage, or (iv) under any material lease, agreement, contract or purchase order to which it is a party or by which it is bound, or, of any provision of any Law applicable to Borrower or any of its properties.  Borrower has all requisite power and authority to enter into the Loan Documents and to consummate the transactions contemplated hereby.  The execution, delivery and performance by Borrower of the Loan Documents and the consummation by Borrower of the transactions contemplated thereby have been duly authorized by all requisite action (including without limitation board and stockholder action) on the part of Borrower.  The Loan Documents, when executed and delivered by Borrower, will be duly and validly executed and delivered by Borrower and will constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its respective terms.

Section 3.6        No Conflict. The execution and delivery by Borrower of the Loan Documents and the consummation by Borrower of the transactions contemplated thereby will not, (A) conflict with, or result in any violation or breach of any provision of Borrower’s Certificate of Incorporation and Bylaws; (B) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, any agreement, instrument or obligation to which Borrower is a party or by which any of Borrower’s properties or assets may be bound, or (C) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to Borrower or any of its properties or assets, except, in the case of clauses (B) and (C), for any such violations, breaches, defaults, terminations, cancellations, accelerations or conflicts which would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.7        No Consents.  No Consent of any Governmental Authority or other Person is required by or with respect to Borrower in connection with the execution and delivery by Borrower of the Loan Documents and the consummation by Borrower of the transactions contemplated thereby, except for (A) such Consents which have been obtained or made and (B) Consents of or with any Governmental Authority or other Person which are not material, are routine in nature, are not required to be obtained or made prior to the date hereof and will be timely obtained or made after the date hereof.

Section 3.8        Adverse Proceedings.  There is no Adverse Proceeding pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries, or that affects any of the Borrower’s or any of its Subsidiaries’ properties or assets, or questions the validity of the Loan Documents or the right of Borrower to enter into the Loan Documents, or to consummate the transactions contemplated thereby, or that might result, either individually or in the aggregate, in any Material Adverse Effect, or any change in the current equity ownership of Borrower, nor does Borrower know of a basis for the foregoing.  Borrower is not a party to nor, to Borrower’s knowledge, subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

Section 3.9        Laws and Taxes.  Borrower and each of its Subsidiaries is in material compliance with all Laws.  Borrower and each of its Subsidiaries has filed all required tax returns and reports that are now required to be filed by it in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon Borrower, such Subsidiary or its respective assets, including unemployment, social security, and real estate taxes.  Borrower and each of its Subsidiaries has paid all taxes which are now due and payable, or, with respect to those taxes which are being contested in good faith, Borrower or such Subsidiary has made an appropriate reserve on its financial statements for the same.  No taxing authority has asserted or assessed any additional tax liabilities against Borrower or any of its Subsidiaries that are outstanding on this date, and neither Borrower nor any of its Subsidiaries has filed for any extension of time for the payment of any tax or the filing of any tax return or report.

Section 3.10       Title.  Borrower has good and marketable title to its assets free and clear from all Liens, except for Permitted Liens.

Section 3.11      Permits.  Borrower and each of its Subsidiaries has all franchises, permits, licenses and any similar authority reasonably necessary for the conduct of its business, the lack of which could have a Material Adverse Effect.  Neither Borrower nor any of its Subsidiaries is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

Section 3.12        Intellectual Property.  Borrower and each of its Subsidiaries owns or has sufficient rights to all Intellectual Property necessary to conduct its business as presently conducted and, to Borrower’s knowledge, without conflict with or infringement upon any valid patent rights or other intellectual property rights of others.  No other person has any right to use Borrower’s or any of its Subsidiaries’ Intellectual Property.  The Commission Documents contain a complete list of patents, pending patent applications, trademarks and pending trademark applications of Borrower and each of its Subsidiaries.  Except as noted in the Commission Documents, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is Borrower or any of its Subsidiaries bound by or a party to any options, licenses, or agreements of any kind with respect to the Intellectual Property of any other person or entity.  Borrower has not received any written communications alleging that Borrower or any of its Subsidiaries has violated or, by conducting its business as proposed to be conducted, would violate any Intellectual Property of any other person or entity.  To Borrower’s knowledge, there are no violations or infringements by a third party of any of Borrower’s or any of its Subsidiaries’ Intellectual Property.  Except with respect to generally available commercial or “shrink wrap” licenses and as noted in the Commission Documents, neither Borrower nor any of its Subsidiaries licenses any software or other products from any third party.  No loss or expiration of any Intellectual Property owned or used by Borrower or any of its Subsidiaries is, to Borrower’s knowledge, threatened, pending or reasonably foreseeable.  Borrower and each of its Subsidiaries has taken all reasonably necessary actions to maintain and protect the Intellectual Property.

Section 3.13        Environmental Matters.  Borrower and its Subsidiaries do not have any actual, alleged or contingent material liability or obligation (i) under any Environmental Law or (ii) with respect to the generation, presence, disposal, release, handling, transportation, storage, cleanup or contamination of or by any hazardous material or pollutant (any such liability or obligation being an “Environmental Liability”).  There is no material Adverse Proceeding against Borrower or its Subsidiaries or otherwise relating to any of the assets of Borrower or its Subsidiaries, in each case, arising out of, based on or resulting from any Environmental Liability.  Neither Borrower nor any of its Subsidiaries has received any communication from a Governmental Authority, Person or any citizens’ group, employee or otherwise, alleging that Borrower or any Subsidiary has any Environmental Liability.

Section 3.14        Employees; Labor Agreements and Actions.  Neither Borrower nor any of its Subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of Borrower, has sought to represent any of the employees, representatives or agents of Borrower or any of its Subsidiaries.  There is no strike or other labor dispute involving Borrower or any of its Subsidiaries, or to the knowledge of Borrower, threatened, nor is Borrower aware of any labor organization activity involving Borrower’s or any of its Subsidiaries’ employees.  Borrower and each of its Subsidiaries has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, the violation of which could have a Material Adverse Effect.

Section 3.15        Employee Benefit Plans.  Neither Borrower nor any of its Subsidiaries has any Employee Benefit Plans as defined in the Employment Retirement Income Security Act of 1974.

Section 3.16       Insurance.  Borrower and each of its Subsidiaries maintains in full force and effect such types and amounts of insurance issued by insurers of recognized responsibility insuring Borrower and each of its Subsidiaries with respect to its business and properties, in such amounts and against such losses as is customary for businesses similar to Borrower and its Subsidiaries.

Section 3.17       Related-Party Transactions.  Other than as set forth in the Commission Documents, no officer, director or stockholder or any member of the immediate family of any officer, director or stockholder of Borrower or any of its Subsidiaries is directly or indirectly interested in any material contract or transaction with Borrower or any of its Subsidiaries or has any material interest in any material property or asset used by Borrower or any of its Subsidiaries.  Other than as set forth in the Commission Documents, no employee, officer, stockholder or director of Borrower or any of its Subsidiaries or member of his or her immediate family is indebted to Borrower or any of its Subsidiaries, nor is Borrower or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them.

Section 3.18        Commission Documents, Financial Statements. The Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by it with the United States Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”).  The Borrower has not provided to the Investor any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Borrower but which has not been so disclosed.  At the time of the respective filings, the Form 10-K’s and the Form 10-Q’s complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents.  As of their respective filing dates, none of the Form 10-K’s or Form 10-Q’s contained any untrue statement of a material fact; and none omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Borrower included in the Commission Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Borrower as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 3.19        Securities Act of 1933. The Borrower has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Series A Preferred Shares hereunder. Neither the Borrower nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Series A Preferred Shares or similar securities in violation of the registration provisions of the Securities Act and applicable state securities laws, and neither the Borrower nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Series A Preferred Shares.

Section 3.20        Sarbanes-Oxley Act. The Borrower is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective and for which compliance by the Borrower is required as of the date hereof.

Section 3.21        Books and Record Internal Accounting Controls. Except as may have otherwise been disclosed in the Commission Documents, the books and records of the Borrower and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Borrower and its Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Borrower and its Subsidiaries.  The Borrower and its Subsidiaries  maintain a system of internal accounting controls sufficient, in the judgment of the Borrower, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 3.22        Listing.  The Common Stock is listed or quoted, as applicable, on a Principal Market (as hereafter defined) and satisfies and at all times hereafter will satisfy, all requirements for the continuation of such listing or quotation, as applicable.  The Borrower has not received any notice that its Common Stock will be delisted from, or no longer quoted on, as applicable, the Principal Market or that its Common Stock does not meet all requirements for such listing or quotation, as applicable.  For purposes hereof, the term “Principal Market” means the NASD Over The Counter Bulletin Board, NASDAQ Capital Market, NASDAQ National Markets System, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

Section 3.23        Absence of Undisclosed Liabilities.  Except as and to the extent reflected or reserved against in the Financial Statements, and except for liabilities arising in the ordinary course of its business since December 31, 2010, neither Borrower nor any of its Subsidiaries has incurred any material accrued or contingent liability arising out of any transaction or state of facts existing on or prior to the date hereof.

Section 3.24        Indebtedness.  Borrower has no Indebtedness or obligations other than Permitted Indebtedness.

Section 3.25        Full Disclosure.  (a) There are no facts pertaining to Borrower or its Subsidiaries, their assets or their businesses which could reasonably be expected to have a Material Adverse Effect and which have not been disclosed in this Agreement, (b) none of the representations or warranties of Borrower contained in any Loan Document is untrue or incorrect in any material respect or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading and (c) there is no information which would contradict or is inconsistent in any material respect with any representation or warranty of Borrower contained in the Loan Documents.

Section 3.26        Margin Stock.  No part of the proceeds of this Note from Investor shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock.  If requested by Investor, Borrower shall furnish to Investor statements in conformity with the requirements of Federal Reserve Form U-1, Form FR G-3, and any other applicable requirements under Regulations U and X, respectively.

Section 3.27        Collateral.  From and after the execution and delivery of the Loan Documents, Investor shall have a first priority perfected Lien in and to all of the Collateral, free and clear of any other Liens, and entitled to priority under applicable Law.

Section 3.28        Broker Fees.  Borrower has not engaged or employed any finder, broker, agent or other intermediary in connection with the transactions contemplated by this Note or the other Loan Documents.  There are no fees, commissions or compensation payable by Borrower or Investor to any Person engaged or retained by, through or on behalf of Borrower in connection with the consummation of the transactions contemplated by this Note or the other Loan Documents.

Section 3.29        USA Patriot Act; Foreign Corrupt Practices Act.  Borrower is in compliance in all material respects with the USA Patriot Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (“Patriot Act”).  No part of the proceeds of the extensions of credit hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the federal Foreign Corrupt Practices Act of 1977.

Section 3.30        Money Laundering Laws. The operations of each of the Borrower and its Subsidiaries have been conducted at all times in compliance with the money laundering requirements of all applicable governmental authorities and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority or any arbitrator involving any of the Borrower or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Borrower, threatened.

Section 3.31        Public Utility Holding Company Act; Investment Company Act and U.S. Real Property Holding Corporation Status. The Borrower is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Borrower is not, and as a result of and immediately upon any Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.  The Borrower is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

ARTICLE IV.
Affirmative Covenants.

Borrower covenants with, and represents and warrants to, Investor that, from and after the date hereof until the Obligations are paid and satisfied in full:

Section 4.1        Listing.  The Borrower shall promptly secure the listing or quotation, as applicable, of the shares of Common Stock issuable upon conversion of the Series A Preferred Shares on the Principal Market upon which shares of Common Stock are listed or quoted for trading, as applicable (subject to official notice of issuance) and shall maintain such listing or quotation, as applicable, so long as any other shares of Common Stock shall be so listed or quoted, as applicable.  The Borrower will maintain the listing or quotation, as applicable, of its Common Stock on the Principal Market, and will comply in all material respects with the Borrower’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable.

Section 4.2        Market Regulations.  The Borrower shall notify the Commission, FINRA and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Series A Preferred Shares to the Investor and promptly provide copies thereof to the Investor.

Section 4.3        Reporting Requirements.  The Borrower will deliver, or cause to be delivered, to the Investor each of the following, which shall be in form and detail acceptable to the Investor:

(a)        As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower, the Borrower’s and each of its Subsidiaries’ audited financial statements with a report of independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Investor (the “Accountants”), which annual financial statements shall be without qualification and shall include the Borrower’s and each of its Subsidiaries’ balance sheet as at the end of such fiscal year and the related statements of the Borrower’s and each of its Subsidiaries’ income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidating and consolidated basis to include the Borrower and each Subsidiary of the Borrower, all in reasonable detail and prepared in accordance with GAAP, together with (i) if and when available, copies of any management letters prepared by the Borrower’s Accountants; and (ii) a certificate of the Borrower’s President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Event of Default and, if so, stating in reasonable detail the facts with respect thereto;

(b)        As soon as available and in any event within forty five (45) days after the end of each fiscal quarter of the Borrower, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of the Borrower and each of its Subsidiaries as at the end of and for such quarter and for the year to date period then ended, prepared on a consolidating and consolidated basis to include the Borrower and each Subsidiary of the Borrower, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Borrower’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto; and

(c)        The Borrower shall timely file with the COMMISSION all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.  Promptly after (i) the filing thereof, copies of the Borrower’s most recent registration statements and annual, quarterly or other regular reports which the Borrower files with the COMMISSION, and (ii) the issuance thereof, copies of such financial statements, reports and proxy statements as the Borrower shall send to its stockholders.

(d)        The Borrower shall deliver, or cause the applicable Subsidiary of the Borrower to deliver, such other information as the Investor shall reasonably request.

Section 4.4        Access to Business Information.  Borrower shall maintain proper books of accounts and records and enter therein complete and accurate entries and records of all of its material transactions in accordance with prudent business practices and give representatives of Investor reasonable access thereto at all reasonable times upon reasonable prior written request of Investor, including permission to: (a) examine, copy and make abstracts from any such books and records and such other information which might be helpful to Investor in evaluating the status of the Obligations as it may reasonably request from time to time; and (b) communicate directly with Borrower’s officers, employees, agents, attorneys, accountants or other financial advisors with respect to the business, financial conditions and other affairs of Borrower.

Section 4.5        Condition and Repair.  Borrower and each of its Subsidiaries shall maintain its assets and all property used in the operation of its business in reasonably good repair and working order and shall make all appropriate repairs, improvements and replacements thereof so that the business carried on in connection therewith may be properly and conducted at all times.

Section 4.6        Taxes.  Borrower and each of its Subsidiaries shall pay when due (including any extension thereof) all taxes, assessments and other governmental charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which by Law might be a Lien (except Permitted Liens) upon any of its assets.

Section 4.7         Existence; Business; Insurance.  Borrower and each of its Subsidiaries (a) shall maintain its existence as a Delaware corporation or other legal entity, as applicable, under its jurisdiction of formation; (b) shall not engage in any business other than its business as currently conducted; and (c) maintain in full force and effect such types and amounts of insurance issued by insurers of recognized responsibility insuring Borrower and its Subsidiaries with respect to its business and properties, in such amounts and against such losses as is customary for businesses similar to Borrower and its Subsidiaries.

Section 4.8         Compliance with Laws.  Borrower and each of its Subsidiaries shall comply with all Laws applicable to Borrower, such Subsidiary or their respective assets in all respects material to Borrower’s or such Subsidiary’s business or assets and shall immediately notify Investor of any material violation of any Law and of any complaint or notifications received by Borrower or such Subsidiary regarding to any environmental or safety and health rule, regulation, statute, ordinance or law, the violation which could have a Material Adverse Effect.  Borrower and each of its Subsidiaries shall obtain and maintain any and all material licenses, permits, franchises, Governmental Authorizations, patents, trademarks, copyrights or other rights reasonably necessary for the ownership of its properties and the conduct of its business and as may be required from time to time by applicable Law, the failure of which could have a Material Adverse Effect.

Section 4.9         Notice of Default.  Borrower shall, promptly (but in any event within five (5) business days) after any officer of Borrower having knowledge thereof, give written notice to Investor of: (a) the occurrence of any event or the existence of any condition which would be, after notice or lapse of applicable grace periods, an Event of Default; and (b) the occurrence of any event or the existence of any condition which would prohibit or limit the ability of Borrower to reaffirm in any material respect any of the representations or warranties or to perform in any material respect any of the covenants set forth in this Note.

Section 4.10       Other Amounts Deemed Obligations.  If Borrower fails to pay any tax, assessment, governmental charge or levy within the time permitted or required by this Note, or to discharge any Lien prohibited hereby, or to comply with any other obligation, Investor may, but shall not be obligated to, pay, satisfy, discharge or bond the same for the account of Borrower, and to the extent permitted by Law and at the option of Investor, all monies so paid by Investor on behalf of Borrower shall be deemed Obligations.

Section 4.11       Use of Proceeds.  Borrower will use the proceeds of the Term Loans solely in the manner contemplated by Section 1.12.  No portion of the proceeds of the Term Loans shall be used by Borrower in any manner that might cause such borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 4.12        Notice of Adverse Proceedings.  Promptly upon any officer of Borrower obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Borrower to Investor, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the Term Loans contemplated hereby, Borrower shall provide written notice thereof to Investor together with such other information as may be reasonably available to Borrower to enable Investor and its counsel to evaluate such matters.

Section 4.13       Subsidiaries.  Borrower shall not sell, assign, pledge or otherwise encumber or dispose of any equity interest in any of its Subsidiaries.  In the event that Borrower shall acquire any equity interests in additional Subsidiaries after the date hereof,  Borrower shall (i) notify Investor thereof and immediately cause any equity interest in such additional Subsidiaries to be added to the Collateral and (ii) cause such additional Subsidiaries to become a guarantor of this Note by executing a joinder to this Note and a guaranty, each in form and substance reasonably satisfactory to Borrower and Investor.

Section 4.14        Reissuance of Securities.  The Borrower agrees to issue certificates representing the Common Stock issuable upon conversion of the Series A Preferred Shares without restrictive legends at such time as:

(a)         the holder thereof is permitted to dispose of such shares of Common Stock pursuant to Rule 144 under the Securities Act; or

(b)         upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

The Borrower agrees to cooperate with the Investor in connection with all resales pursuant to Rule 144 under the Securities Act and provide legal opinions necessary to allow such resales provided the Borrower and its counsel receive reasonably requested representations from the Investor.

Section 4.15        Authorization and Reservation of Shares.  The Borrower shall at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the conversion of the Series A Preferred Shares.

Section 4.16        Accountant’s Certificate.  Not later than five (5) days after the final draw of a Term Loan under this Agreement, Borrower shall cause to be delivered to the Investor a certificate of the Accountants verifying the actual use of proceeds of the Term Loans.

Section 4.17        Issuance of New Securities.  Subject to the limitations set forth in Section 5.7, the Company shall give written notice (an “Issuance Notice”) to the Investor of any proposed issuance or sale of New Securities within two business days following any meeting of the Borrower’s Board of Directors at which any such issuance or sale is approved. The Issuance Notice shall set forth the material terms and conditions of the proposed issuance.  The Investor shall for a period of 21 days following the receipt of an Issuance Notice (the "Exercise Period") have the right to elect irrevocably to purchase its Pro Rata Portion of the New Securities at the purchase price set forth in the Issuance Notice by delivering a written notice to the Borrower. The closing of any purchase by the Investor shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice.  Upon the issuance of any New Securities in accordance with this Section 4.17, the Borrower shall deliver to Investor certificates evidencing the New Securities, which New Securities shall be issued free and clear of any liens and the Borrower shall so represent and warrant to Investor, and further represent and warrant Investor that such New Securities shall be, upon issuance thereof to Investor and after payment therefor, duly authorized, validly issued, fully paid and non-assessable.  Investor shall deliver to the Borrower the purchase price for the New Securities purchased by it by certified or bank check or wire transfer of immediately available funds. Investor and Borrower shall take all such other actions as may be reasonably necessary to consummate the purchase and sale including, without limitation, entering into such additional agreements as may be necessary or appropriate.

Section 4.18        Further Assurances.  Borrower shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably necessary from time to time to give full effect to the Loan Documents and the transactions contemplated thereby.

ARTICLE V.
Negative Covenants.

Borrower covenants with, and represents and warrants to, Investor that, from and after the date hereof until the Obligations are paid and satisfied in full:

Section 5.1        Indebtedness.  Borrower and each of its Subsidiaries shall not incur, create, assume or permit to exist or guaranty any additional indebtedness for borrowed money, indebtedness on account of deposits, advances or progress payments under contracts, notes, bonds, debentures or similar obligations or other indebtedness evidenced by notes, bonds, debentures, Capitalized Leases or similar obligations (“Indebtedness”), other than Permitted Indebtedness, without the prior written consent of Investor.

Section 5.2        Transactions with Affiliates.  Unless Investor otherwise consents in writing, Borrower and each of its Subsidiaries shall not, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, any contract, any interest in any property or asset used by Borrower or any Indebtedness) with any officer, director, holder of more than five percent (5%) of any class of equity of Borrower or such Subsidiary or Family Members, Affiliates or Family Members’ Affiliates of such Person, except as set forth in the Commission Documents.

Section 5.3        Investments.  Borrower and each of its Subsidiaries shall not make any Investments other than Investments in (i) marketable obligations of the United States maturing within one (1) year, (ii) certificates of deposit, bankers’ acceptances and time and demand deposits of United States banks having total assets in excess of $1,000,000,000 or other similar cash equivalents, (iii) deposits made in the ordinary course of business in order to obtain goods or services in an aggregate amount not to exceed $10,000 and (iv) such other Investments as Investor may from time to time approve in writing.

Section 5.4        Restricted Payments.  Except for the Common Stock Repurchase, Borrower and each of its Subsidiaries may not directly or indirectly, declare, order, pay, make or set apart any sum for (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Borrower or such Subsidiary, except a dividend payable solely in shares of that class of Capital Stock to the holders of that class and (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Borrower or such Subsidiary.

Section 5.5        Merger; Disposition of Assets.  Without the prior written consent of Investor, Borrower and each of its Subsidiaries shall not: (a) change its company and capital structure from its current company and capital structure; (b) merge, amalgamate or consolidate with any entity; (c) amend or change its constitutive documents; (d) sell, lease, transfer or otherwise dispose of, or grant any Person an option to acquire, or sell and leaseback, all or any substantial portion of its assets, whether now owned or hereafter acquired other than (i) in the ordinary course, (ii) dispositions of assets with a value of up to $100,000 per fiscal year and (iii) disposals of obsolete, worn out or surplus property; or (e) enter into any agreement to do any of the foregoing.

Section 5.6        Subsidiaries and Partnerships.  Except as set forth in the Commission Documents, Borrower shall not have any Subsidiaries and shall not be a party to any partnership agreement or joint venture agreement, without the prior written consent of Investor.

Section 5.7        Issuance of Capital Stock.  Except as set forth in the Commission Documents, until the Borrower has borrowed the full $1,000,000 principal amount of Term Loans and utilized all of the proceeds of such Term Loans in the manner provided in Section 1.12, Borrower shall not issue or sell to any Person or enter into an agreement with any Person to issue or sell any Capital Stock (“New Securities”).  Thereafter, in the event the Borrower issues or sells New Securities to any Person, the Borrower hereby grants to Investor the right to purchase its Pro Rata Portion of any such issuance or sale of New Securities.

Section 5.8        FIRPTA.  Neither the Borrower nor any of its Subsidiaries, is a “United States real property holding corporation” as such term is defined in Section 897(c)(2) of the Code and Treasury Regulation Section 1.897-2 promulgated thereunder and neither the Borrower nor any of its Subsidiaries shall at any time take any action or otherwise acquire any interest in any asset or property to the extent the effect of which shall cause the Borrower and/or such Subsidiary, as the case may be, to be a “United States real property holding corporation” as such term is defined in Section 897(c)(2) of the Code and Treasury Regulation Section 1.897-2 promulgated thereunder.

Section 5.9        Disposition of Collateral.  Borrower may not sell, assign, lease, convey, transfer or otherwise dispose of any Collateral or enter into any agreement to do any of the foregoing without the prior written consent of Investor.

ARTICLE VI.
Events of Default.

Upon the occurrence of any of the following events (each, an “Event of Default”), Investor may, at its option (and in addition to any other rights of Investor hereunder), without any demand or notice whatsoever, declare this Note and all Obligations to be fully due and payable in their aggregate amount, together with accrued interest and all prepayment premiums, fees, and charges applicable thereto:

Section 6.1         Failure to Make Payment When Due.  Any failure to make any payment (i) of principal on this Note when due, (ii) of interest on this Note within three (3) business days after when due or (iii) of any other Obligation within ten (10) business days after the earlier of (A) Borrower receiving written notice thereof from Investor or (B) any officer of Borrower becoming aware of such default.

Section 6.2        Breach of Representations.  Any representation or warranty of Borrower set forth in this Note, any other Loan Document or in any agreement, instrument, document, certificate or financial statement evidencing, guarantying, securing or otherwise related to, this Note or any other Obligation shall be materially inaccurate or misleading.

Section 6.3        Breach of Covenants.  Borrower shall fail to observe or perform any other term or condition of this Note, any other Loan Document or any other term or condition set forth in any agreement, instrument, document, certificate or financial statement evidencing, guarantying or otherwise related to this Note or any other Obligation, or Borrower shall otherwise default in the observance or performance of any covenant or agreement set forth in any of the foregoing for a period of ten (10) days from the earlier of (A) Borrower receiving notice thereof from Investor or (B) any officer of Borrower becoming aware of such default; provided, however, that if the default cannot by its nature be cured within the ten day period or cannot after diligent attempts by Borrower be cured within such ten day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed fifteen (15) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default.

Section 6.4        Lien; Judgments; Attachments. The creation of any Lien on, the institution of any garnishment proceedings by attachment, levy or otherwise against, the entry of a judgment against, or the seizure of, any of the material property of Borrower or any of its Subsidiaries in an amount at any time in excess of $10,000 in the aggregate, other than with respect to the Pledge Agreement, if not released within ten (10) business days from the earlier of (A) Borrower receiving notice thereof from Investor or (B) any officer of Borrower becoming aware of such default.

Section 6.5        Bankruptcy.  A commencement by Borrower or any of its Subsidiaries of a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect; or the entry of a decree or order for relief in respect of Borrower or any of its Subsidiaries in a case under any such Law or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower or any of its Subsidiaries, or for any substantial part of the property of Borrower or any of its Subsidiaries, or ordering the wind-up or liquidation of the affairs of Borrower or any of its Subsidiaries; or the filing and pendency for sixty (60) days without dismissal of a petition initiating an involuntary case under any such bankruptcy, insolvency or similar Law; or the making by Borrower or any of its Subsidiaries of any general assignment for the benefit of creditors; or the failure of Borrower or any of its Subsidiaries generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the taking of action by Borrower or any of its Subsidiaries in furtherance of any of the foregoing.

Section 6.6        Loan Documents.  At any time after the execution and delivery thereof, (i) this Note or any Loan Document ceases to be in full force and effect or shall be declared null and void, (ii) Investor shall not have or shall cease to have a valid and perfected first priority Lien in all Collateral or (iii) Borrower shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability under any Loan Document to which it is a party.

Section 6.7        Defaults Under Other Agreements.  (i) Failure of Borrower or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness in an individual principal amount of $10,000 or more beyond the grace period, if any, provided therefor; or (ii) breach or default by Borrower or any of its Subsidiaries with respect to any other material term of (1) one or more items of Indebtedness referred to in clause (i) above or (2) any other material agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be.

Section 6.8        Non-Performance.  A Non-Performance occurs at any time during the fourth 3 month period following the Closing Date of the Initial Term Loan or at any time thereafter.

ARTICLE VII.
Remedies.

In addition to any other remedy permitted by Law, upon the occurrence of an Event of Default, Investor may at any time, without notice:

Section 7.1        Non-Bankruptcy Related Defaults.  In the case of any Event of Default specified in any Section other than Section 6.5, Investor may by notice to Borrower from time to time declare the unpaid principal amount of the Term Loans, interest accrued thereon and all other Obligations to be immediately due and payable, which shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower.

Section 7.2        Bankruptcy Events of Default.  In the case of the Event of Default specified in Section 6.5, automatically, without any notice to Borrower or any other act by Investor, each of the following shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower:  (i) the unpaid principal amount of and interest on the Term Loans and (ii) all other Obligations.

Section 7.3        Remedies in All Events of Default.  Investor may (i) exercise all rights and remedies provided in the Loan Documents, (ii) exercise any right of counterclaim, setoff, banker’s lien or otherwise which it may have with respect to money or property of Borrower, (iii) bring any lawsuit, action or other proceeding permitted by Law for the specific performance of, or injunction against any violation of, any Loan Document and may exercise any power granted under or to recover judgment under any Loan Document, (iv) enforce any and all Liens and security interests created pursuant to Loan Documents, and (v) exercise any other right or remedy permitted by applicable Law.

Section 7.4        Investor’s Remedies.  In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not Investor shall have accelerated the maturity of the Term Loans pursuant to Section 7.1, Investor, if owed any amount with respect to the Term Loans, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note and the other Loan Documents or any instrument pursuant to which the Obligations to Investor are evidenced, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of Investor.

Section 7.5        Remedies Cumulative.  No remedy herein conferred upon Investor is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at Law or in equity or by statute or any other provision of Law.  No delay on the part of Investor in the exercise any such right or remedy shall operate as a waiver.  No single or partial exercise by Investor of any right or remedy shall preclude any other further exercise of it or the exercise of any other right or remedy.  No waiver or indulgence by Investor of any Event of Default shall be effective unless in writing and signed by Investor, nor shall a waiver on one occasion be construed as a waiver of any other occurrence in the future.

ARTICLE VIII.
Definitions

The following definitions are used in this Note:

Section 8.1        “Accountants” has the meaning specified in Section 4.3(a).

Section 8.2        “Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Borrower) at Law or in equity, or before or by any Governmental Authority, domestic or foreign (including any environmental claims), whether pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its Subsidiaries or any property of Borrower or its Subsidiaries.

Section 8.3         “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

Section 8.4        “Approved Investment” means an Investment which has been reviewed by Investor in sufficient detail to satisfy Investor and with respect to which Investor has consented in writing prior to the commencement of such Investment.

Section 8.5          “April Note” means that certain Promissory Note of Borrower dated April __, 2011 in the principal amount of $50,000 payable to Investor or its assigns.

Section 8.6          “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

Section 8.7          “Borrower” has the meaning specified in Section 1.1.

Section 8.8          “Borrower Confidential Information” has the meaning specified in Section 10.16.

Section 8.9          “Bylaws” has the meaning specified in Section 2.1(f).

Section 8.10        “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

Section 8.11       “Capitalized Lease” shall mean any lease of any personal property by any Person as lessee which, in conformity with GAAP, is, or is required to be accounted for as, a capital lease on the balance sheet of such Person, together with any renewals of such leases (or entry into new leases) on substantially similar terms.

Section 8.12        “Certificate of Incorporation” has the meaning specified in Section 2.1(f).

Section 8.13       “Change of Control” means any one or more of the following events:  (i) any individual, corporation, partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert (other than any Investor and  any Affiliate of any Investor) becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Commission under the Exchange Act of securities of Borrower possessing either (A) fifty percent (50%) or more of the voting power for the election of directors of Borrower or (B) fifty percent (50%) or more in value of the outstanding equity securities (or the right to acquire fifty percent (50%) or more) of Borrower; (ii) there shall be consummated any consolidation, merger, or other business combination involving Borrower or the securities of Borrower in which (A) holders of voting securities of Borrower immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of Borrower (or, if Borrower does not survive such transaction, voting securities of the entity surviving such transaction) having less than fifty percent (50%) of the total voting power in an election of directors of Borrower (or such other surviving entity) or (B) holders of equity securities of Borrower immediately prior to such consummation own, as a group, immediately after such consummation, equity securities of Borrower (or, if Borrower does not survive such transaction, voting securities of the entity surviving such transaction) having less than fifty percent (50%) of the equity securities of Borrower (or such other surviving entity); or (iii) there shall be consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of assets representing all or substantially all of the assets of Borrower (on a consolidated basis) to a party which is not controlled by or under common control with Borrower either before or after such transaction or series of related transactions.

Section 8.14        “Closing” means the closing of the Initial Term Loan and the closing of each Term Loan made subsequent to the Initial Term Loan.

Section 8.15        “Closing Date” means the Initial Closing Date and each subsequent Closing Date of a Term Loan.

Section 8.16        “Collateral” means (i) 100% of the Capital Stock of all Subsidiaries of Borrower, (ii) 50,000,000 shares of Common Stock and (iii) 50,000,000 Series A Preferred Shares.

Section 8.17        “Commission” has the meaning specified in Section 3.18.

Section 8.18        “Commission Documents” has the meaning specified in Section 3.18.

Section 8.19        “Common Stock” means the common stock, par value $.001 per share, of the Borrower.

Section 8.20        “Common Stock Repurchase”  means the repurchase of Common Stock by the Borrower in the public markets on terms and conditions approved in writing by the Investor with $200,000 of the proceeds of the Term Loans.

Section 8.21        “Confidential Information” means the terms and provisions of this Note and the other Loan Documents.

Section 8.22        “Consents” has the meaning specified in Section 2.1(b).

Section 8.23        “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

Section 8.24        “Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

Section 8.25        “Default Rate” means four percent (4%) per annum in excess of the interest rate otherwise in effect with respect to amounts outstanding under this Note.  In no event shall the interest rate accruing under this Note be increased to be in excess of the maximum interest rate permitted by applicable state or federal usury laws then in effect.

Section 8.26        “Dollars” and the sign “$” mean the lawful money of the United States of America.

Section 8.27       “Environmental Laws” means all federal, state, local and foreign laws, rules, regulations or orders by any Governmental Authority and each judgment, injunction, order, writ, decree or award of any Governmental Authority relating to pollution, human health, safety, industrial hygiene or protection of the environment and all similar federal and state statutes.

Section 8.28        “Environmental Liability” has the meaning specified in Section 3.13.

Section 8.29        “Event of Default” has the meaning specified in Article VI.

Section 8.30        “Exchange Act” has the meaning specified in Section 1.12.

Section 8.31        “Exercise Period” has the meaning specified in Section 4.17.

Section 8.32        “Family Member” with respect to any person means such person’s spouse, former spouse, parents, siblings, children and grandchildren.

Section 8.33        “Financial Statements” has the meaning specified in Section 3.18.

Section 8.34        “Fully Diluted Basis” means, with respect to the Common Stock, the outstanding amount of such Common Stock at any time after giving effect to (i) all Common Stock outstanding as of such time, and (ii) all Common Stock into or for which rights, options, warrants, convertible securities or other securities outstanding as of such time are exercisable, exchangeable or convertible.

Section 8.35        “Funded Debt” of any Person shall mean (a) all Indebtedness of such Person for borrowed money or for the deferred purchase price of property or services as of such date (other than operating leases and trade liabilities incurred in the ordinary course of business) or which is evidenced by a note, bond, debenture or similar instrument, (b) the principal component of all obligations of such person under Capitalized Leases and (c) all reimbursement obligations (actual, contingent or otherwise) of such Person in respect of letters of credit, acceptances or similar obligations issued or created for the account of such Person and which are the functional equivalent of Indebtedness for borrowed money.

Section 8.36        “Funding Notice” has the meaning specified in Section 1.2(b).

Section 8.37        “GAAP” means generally accepted accounting principles in the United States as in effect from time to time, consistently applied throughout the periods to which reference is made.

Section 8.38        “Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

Section 8.39        “Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

Section 8.40        “Guarantors” means Valencia Entertainment, Inc. and My Family TV, LLC and each other Person who, from time to time, guarantees or is required pursuant to the terms of this Agreement or any other Loan Document to guarantee the obligations of the Borrowers pursuant to a guaranty in form and substance acceptable to the Required Lenders.

Section 8.41        “Indebtedness” has the meaning specified in Section 5.1.

Section 8.42        “Indemnified Person” has the meaning specified in Section 10.6.

Section 8.43        “Initial Closing Date” means the date hereof.

Section 8.44        “Intellectual Property” means patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for the Borrower’s business as now conducted and, to the Borrower’s knowledge, as presently proposed to be conducted.

Section 8.45        “Interest Amount” with respect to each Term Loan means total interest with respect to such Term Loan determined by multiplying the principal amount of such Term Loan at the Interest Rate for the Scheduled Interest Period.

Section 8.46        “Interest Preferred Shares” has the meaning specified in Section 1.4.

Section 8.47        “Interest Rate” has the meaning specified in Section 1.3.

Section 8.48        “Investments” means (a) any direct or indirect purchase or other acquisition for value by Borrower or any of its Subsidiaries of, or of a beneficial interest in, any securities (including any Capital Stock) of any Person, (b) any direct or indirect redemption or retirement by Borrower or any of its Subsidiaries of any Capital Stock of such Person, and (c) any direct or indirect loan, advance or capital contribution by Borrower or any of its Subsidiaries to any other Person.

Section 8.49        “Initial Term Loan” has the meaning specified in Section 1.1.

Section 8.50        “Investor” has the meaning specified in Section 1.1.

Section 8.51        “Issuance Notice” has the meaning specified in Section 4.17.

Section 8.52        “Law” means each applicable law, rule, regulation, order, guidance or recommendation (or any change in its interpretation or administration) by any Governmental Authority, central bank or comparable agency and any request or directive (whether or not having the force of law) of any of those Persons and each judgment, injunction, order, writ, decree or award of any Governmental Authority, arbitrator or other Person.

Section 8.53        “LIBOR” means the interest rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported as of 11:00 a.m. (London time) on Reuters Screen LIBOR 01 Page (or on any successor or substitute page) as the London Interbank Offered Rate for United States dollar deposits having a term of one year and in a principal amount of $1,000,000 or more (or, if such page shall cease to be publicly available or, if the information contained on such page, in Investor’s sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, such rate as reported by any publicly available recognized source of similar market data selected by Investor that, in Investor’s reasonable judgment, accurately reflects such London Interbank Offered Rate).

Section 8.54        “Lien” means any security interest, mortgage, pledge, hypothecation, charge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts or capital leases.

Section 8.55        “Loan Documents” means this Note, the Pledge Agreement, the Registration Rights Agreement, the Guarantees, the Series A Certificate of Designations and each and every document or agreement executed by any party evidencing, guarantying or securing any of the Obligations; and “Loan Document” means any one of the Loan Documents.

Section 8.56        “March Note” means that certain Promissory Note of Borrower dated March 15, 2011 in the principal amount of $100,000 payable to Investor or its assigns.

Section 8.57        “Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, assets or condition (financial or otherwise) of Borrower or its Subsidiaries, (b) the ability of Borrower to perform its obligations hereunder or under of any of the other Loan Documents or (c) the Collateral.

Section 8.58        “Material Agreements” means each contract, obligation or commitment (i) which involves by its terms a commitment of Borrower or any of its Subsidiaries in excess of $50,000, (ii) with respect to material Intellectual Property, or (iii) that restrict Borrower’s ability to compete or to use, sell or market any Intellectual Property or product, except agreements with respect to generally available commercial or “shrink-wrap” licenses.

Section 8.59        “Maturity Date” has the meaning specified in Section 1.6.

Section 8.60        “Money Laundering Laws” has the meaning specified in Section 3.30.

Section 8.61        “Net Asset Sale Proceeds” means an amount equal to: (a) the cash proceeds received by Borrower (i) from any sale, lease or sublease, sale and leaseback, assignment, conveyance, transfer, license or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of Borrower’s businesses, assets or properties of any kind, excluding sales of inventory in the ordinary course of business and sales of equipment if the sale proceeds are used within 180 days to purchase like-kind equipment or other equipment to be used in the ordinary course of Borrower’s business (ii) under any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder, (iii) as a result of the taking of any assets of Borrower by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, or (iv) from the direct or indirect sale of any Subsidiary minus (b) any bona fide direct costs incurred in connection with such transaction described in (a) above.

Section 8.62        “New Securities” has the meaning specified in Section 5.7.

Section 8.63        “Non-Performance” means the failure to achieve any of the financial targets contained in the Business Plan.

Section 8.64        “Note” means this Note Agreement, dated as of August 22, 2011, as it may be amended, supplemented or otherwise modified from time to time.

Section 8.65        “Obligation(s)” means all obligations of every nature of Borrower and the Guarantors from time to time owed to Investor under any Loan Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to Borrower, would have accrued on any Obligation, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

Section 8.66        “Patriot Act” has the meaning specified in Section 3.29.

Section 8.67        “Permitted Liens” means (a) any security interests, pledges, assignments or mortgages granted to Investor to secure the repayment or performance of the Obligations (including the security interest granted under the Security Agreement), (b) Liens securing purchase money Indebtedness incurred in connection with the acquisition of fixed assets, and any renewals or refinancings thereof, in an aggregate amount not exceeding $50,000 at any time outstanding; provided, that any such purchase money Indebtedness shall be secured only by the asset acquired in connection with the incurrence of such purchase money Indebtedness, (c) Liens for property taxes not yet due, (d) materialmen’s, mechanics’, worker’s, repairmen’s, employees’, statutory landlord or other like Liens arising against the Borrower in the ordinary course of business, and (e) deposits to secure payment of worker’s compensation, unemployment insurance or other social security benefits; provided that, as to Liens described in clauses (c) through (e) above the charge or claim is being diligently contested in good faith and Borrower or its Subsidiaries establish an adequate reserve or other appropriate provision required by GAAP.

Section 8.68        “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

Section 8.69        “Principal Market” has the meaning specified in Section 3.22.

Section 8.70        “Principal Preferred Shares” has the meaning specified in Section 1.6.

Section 8.71        “Principal Repayment Notice” has the meaning specified in Section 1.6.

Section 8.72        “Pro Rata Portion” means, on any issuance date for New Securities, the number of New Securities equal to the product of (i) the total number of New Securities to be issued by the Borrower on such date and (ii) the fraction determined by dividing (x) the number of shares of Common Stock owned by Investor (on a Fully Diluted Basis) immediately prior to such issuance by (y) the total number of shares of Common Stock outstanding on such date immediately prior to such issuance (on a Fully Diluted Basis).

Section 8.73        “Purchase Price” means $.01 per Series A Preferred Share; provided that (i) the Purchase Price shall be reduced to $.009 if a Non-Performance occurs at any time during the first 3 month period following the Initial Closing Date, (ii) the Purchase Price shall be reduced to $.0075 if a Non-Performance occurs at any time during the second 3 month period following the Initial Closing Date and (iii) the Purchase Price shall be reduced to $.005 if a Non-Performance occurs at any time during the third 3 month period following the Initial Closing Date.

Section 8.74        “Sarbanes-Oxley Act” has the meaning specified in Section 3.20.

Section 8.75        “Scheduled Interest Period” with respect to each Term Loan means the period commencing on the Closing Date of such Term Loan and ending on the Scheduled Maturity Date.

Section 8.76        “Scheduled Maturity Date” has the meaning specified in Section 1.6.

Section 8.77        “Series A Certificate of Designation” means the Series A Certificate of Designation in the form acceptable to the Investor setting forth the designations, rights, preferences and other terms and provisions of the Series A Preferred Shares.

Section 8.78        “Series A Preferred Shares” means shares of Series A Preferred Stock, par value $,001 per share, of the Borrower, having the designations, rights, preferences and other terms and provisions set forth in the Series A Certificate of Designation.

Section 8.79        “Series B Preferred Shares” has the meaning specified in Section 2.1(q).

Section 8.80        “Servicing Fee” has the meaning specified in Section 1.14.

Section 8.81        “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

Section 8.82        “Term Loan” has the meaning specified in Section 1.1.

Section 8.83        “Term Loans” has the meaning specified in Section 1.1.

Section 8.84        “Transferee” has the meaning specified in Section 1.15.

Section 8.85        “UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

ARTICLE IX.
Registration Rights.

Section 9.1          Registration Rights Granted.  The Borrower hereby grants registration rights to the Investor pursuant to the Registration Rights Agreement.

ARTICLE X.
Miscellaneous.

Section 10.1        Entire Agreement.  Borrower agrees that there are no conditions or understandings which are not expressed in this Note and the documents referred to in this Note.

Section 10.2        Severability.  The declaration of invalidity of any provision of this Note shall not affect any part of the remainder of the provisions.

Section 10.3        Assignment.  Borrower agrees not to assign any of Borrower’s rights, remedies or obligations under the Loan Documents without the prior written consent of Investor, which consent may be withheld in Investor’s sole discretion.  Investor may assign any of Investor’s rights, remedies or obligations under the Loan Documents at any time without the prior written consent of Borrower.

Section 10.4       Amendments & Waivers.  No amendment, modification, termination or waiver of any provision of the Loan Documents shall in any event be effective without the written concurrence of Investor and Borrower.

Section 10.5        Waiver of Borrower.  Borrower hereby waives demand, presentment, protest and notice of dishonor, notice of protest and notice of default.  Borrower hereby waives all suretyship defenses including but not limited to all defenses based upon impairment of Collateral and all suretyship defenses described in Section 3-605 of the UCC.  Such waiver is entered to the full extent permitted by Section 3-605 (i) of the UCC.

Section 10.6        Indemnification.  Borrower hereby agrees to indemnify and hold harmless Investor and its Affiliates, officers, directors, employees, agents, advisors and controlling persons (each an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses to which any Indemnified Person may become subject arising out of or in connection with the Loan Documents, the use of proceeds hereof or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, and to reimburse each such Indemnified Person for any reasonable legal or other expenses as they are incurred in connection with the investigating or defending of any of the foregoing; provided, however, that the foregoing indemnification will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they have resulted from the gross negligence or willful misconduct of such Indemnified Person.  No Indemnified Person shall be liable for any indirect or consequential damages in connection with its obligations hereunder or its activities related to the Loan Documents.

Section 10.7         Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for in this Note shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

If to Borrower, at:

Valcom, Inc.
2113A Gulf Boulevard
Indian Rocks Beach, Florida  33785
Attn:      Vince Vellardita, CEO and CFO
Fax:       (727) 953-9779

If to Investor, at:

Solomed Pte. Ltd.
24 Boon Lay Way, #01-73
Trade Hub 21, Singapore 609969
Attn:      Nalinkant Amratlal Rathod
Fax:       65-6324-7797

with a copy to:

Law Offices of Carlton R. Asher, Jr.
110 East 59th Street, Suite 2900
New York, NY  10022
Attn:      Carlton Asher, Esq.
Fax:       (212) 223-4912

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

Section 10.8        Counterparts; Integration; Effectiveness.  This Note may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Note and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Note shall become effective when it shall have been executed by Borrower and when Investor shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Note by telecopy shall be effective as delivery of a manually executed counterpart of this Note.

Section 10.9        Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by Investor and the closing of the transactions contemplated hereby.

Section 10.10     Confidential Information.  Each of Borrower and Investor will not, and will cause its respective shareholders, partners, managers, members, directors, officers, employees, agents, counsel, accountants, advisors, Affiliates and other representatives not to, directly or indirectly, disclose, reveal, divulge, publish or otherwise make known to any Person any Confidential Information for any reason or purpose whatsoever, other than disclosures to such Person’s directors, officers, employees, agents, counsel, accountants, Investors, potential Investors, investors, potential investors, investment managers and other authorized representatives who need to know such Confidential Information and are advised of the confidential nature of the Confidential Information, and will not use any Confidential Information for any reason or purpose whatsoever, other than to effectuate the transactions contemplated under the Loan Documents.  Notwithstanding the foregoing, (i) Borrower and Investor shall be permitted to disclose Confidential Information as required by applicable Law or a subpoena or court order by a court of competent jurisdiction and (ii) Borrower and Investor shall be permitted to disclose Confidential Information to the extent necessary to obtain any Consents or otherwise effectuate the transactions contemplated under the Loan Documents.

Section 10.11     Patriot Act.  Investor hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Investor to identify Borrower in accordance with the Patriot Act.

Section 10.12     Expenses.  Whether or not the transactions contemplated hereby shall be consummated or any Term Loan shall be made, Borrower agrees to pay promptly: (a) the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto, (b) the reasonable fees, expenses and disbursements of counsel to Investor in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, supplements, waivers or other modifications thereto and any other documents or matters requested by Investor; (c) the actual costs and reasonable expenses of creating and perfecting Liens; and (d) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by Investor in enforcing any Obligations or in collecting any payments due.

Section 10.13     Governing Law; Consent to Jurisdiction.  This Note is delivered in, is intended to be performed in, will be construed and enforceable in accordance with and governed by the internal laws of, the State of New York, without regard to principles of conflicts of law.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL ONLY BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN NEW YORK, NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.7 AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES INVESTOR RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.  ANY FINAL JUDGMENT RECEIVED AGAINST A PARTY IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AS TO THE SUBJECT OF SUCH FINAL JUDGMENT AND MAY BE ENFORCED IN OTHER JURISDICTIONS IN ANY MANNER PROVIDED BY LAW.

Section 10.14     JURY WAIVER.  BORROWER WAIVES THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE AND THE OTHER LOAN DOCUMENTS OR THE TERM LOANS CONTEMPLATED HEREBY.

Section 10.15     Set-Offs.  Upon the occurrence and during the continuance of any Event of Default, the Investor is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply to the payment of the Obligations (regardless of whether the Investor shall have made any demand therefor), and as security for such Obligations, the Borrower hereby grants to the Investor, a continuing security interest in any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with the Investor (whether general or special, time or demand, provisional or final).  The Investor agrees promptly to notify the Borrower after set-off and application made by the Investor; provided, that the failure to give such notice shall not affect the validity of such set-off and application.  The provisions of this Section 10.15 are in addition to other rights and remedies (including without limitation other rights of set-off) which the Investor may have.

Section 10.16        Borrower Confidential Information.  Neither Investor nor any of its employees, agents or representatives, shall disclose to any third party any Borrower Confidential Information which Borrower discloses to it pursuant to the Loan Documents, except that (i) Investor may disclose Borrower Confidential Information to a third party to the extent compelled by law, subpoena, civil investigative demand, interrogatories or similar legal process, and will promptly notify Borrower of any such event; (ii) Investor may disclose Borrower Confidential Information to a potential assignee or transferee of or participant in the Loan Documents, provided that the potential assignee, transferee or participant agrees to be bound by the same confidentiality obligations as Investor under this section; (iii) Investor may disclose Borrower Confidential Information to legal counsel, accountants and other professional advisors to Investor or potential assignee or transferee of or participant in the Loan Documents, provided that such Persons agree to be bound by the same confidentiality provisions as Investor under this section; (iv) Investor may disclose Borrower Confidential Information as required or requested by regulatory authorities having jurisdiction over Investor or any assignee, transferee or participant; and (v) Investor may disclose Borrower Confidential Information in connection with the exercise of its rights and remedies, to the extent Investor reasonably deems necessary.  For purposes hereof, “Borrower Confidential Information” is information containing or otherwise reflecting information concerning the Borrower, any of its Subsidiaries or Affiliates or their respective businesses or assets which Borrower discloses to Investor pursuant to the Loan Documents that is not information which (i) is or becomes generally available to the public, other than as a result of disclosure by Investor in violation of the provisions of this Note, (ii) was available on a non-confidential basis prior to its disclosure to Investor by Borrower, (iii) becomes available to Investor from a source other than Borrower unless Investor has reason to believe such source is prohibited from transmitting or disclosing the information to Investor by a contractual, legal or fiduciary obligation or (iv) was already in the possession of Investor prior to the date of this Agreement and which was not acquired or obtained from Borrower on a confidential basis or a source Investor had reason to believe was bound by confidentiality obligations with respect to such information.  The obligations set forth in this Section 10.16 shall survive for a period of two years following repayment of the Obligations in full.

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IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

VALCOM, INC.

By:	/s/ Vincent Vellardita
Name: Vincent Vellardita
Title: President/CEO

SOLOMED PTE. LTD.

By:	/s/ Nalinkant Rathod
Name: Nalinkant Rathod
Title: Director

STOCK PLEDGE AGREEMENT

This Stock Pledge Agreement (this “Agreement”), dated as of August 22, 2011, by and between SOLOMED PTE. LTD., a company incorporated under the laws of the Republic of Singapore (the “Pledgee”) and VALCOM, INC., a Delaware corporation (the “Pledgor”).

BACKGROUND

The Pledgor and Pledgee have entered into a Note Agreement, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Note Agreement”) pursuant to which the Pledgee provides or will provide certain financial accommodations to the Pledgor.

In order to induce the Pledgee to provide or continue to provide the financial accommodations described in Note Agreement, Pledgor has agreed to pledge and grant a security interest in the collateral described herein to the Pledgee on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms.  All capitalized terms used herein which are not defined shall have the meanings given to them in Note Agreement.

2.           Pledge and Grant of Security Interest.  To secure the full and punctual payment and performance of (the following clauses (a) and (b), collectively, the “Obligations”) (a) all obligations owing to Pledgee under the Note Agreement and the Loan Documents referred to in the Note Agreement, as each may be amended, restated, modified and/or supplemented from time to time, collectively, the “Documents”) and (b) all other obligations and liabilities of Pledgor to the Pledgee whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise (in each case, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of such in any case commenced by or against Pledgor under Title 11, United States Code, including, without limitation, obligations of Pledgor for post-petition interest, fees, costs and charges that would have accrued or been added to the Obligations but for the commencement of such case), Pledgor hereby pledges, assigns, hypothecates, transfers and grants a security interest to the Pledgee in all of the following (the “Collateral”):

(a)           the shares of stock or other equity interests set forth on Schedule A annexed hereto and expressly made a part hereof (together with any additional shares of stock or other equity interests relating thereto acquired by Pledgor, the “Pledged Stock”), the certificates representing the Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock;

(b)           all additional shares of stock or other equity interests relating to the Pledged Stock from time to time acquired by Pledgor in any manner, including, without limitation, stock dividends or a distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off (which shares shall be deemed to be part of the Collateral), and the certificates representing such additional shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

(c)           all options and rights, whether as an addition to, in substitution of or in exchange for any shares of any Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such options and rights.

3.           Delivery of Collateral.  All certificates representing or evidencing the Pledged Stock shall be delivered to and held by or on behalf of Pledgee pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to the Pledgee.  Pledgor shall deliver any certificates, instruments or other distributions issued in connection with the Collateral directly to the Pledgee, in each case to be held by the Pledgee, subject to the terms hereof.  Upon the occurrence and during the continuance of an Event of Default (as defined below), the Pledgee shall have the right, during such time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Pledgee or any of its nominees any or all of the Pledged Stock.  In addition, the Pledgee shall have the right at such time to exchange certificates or instruments representing or evidencing Pledged Stock for certificates or instruments of smaller or larger denominations.

4.           Representations and Warranties of Pledgor.  Pledgor represents and warrants to the Pledgee (which representations and warranties shall be deemed to continue to be made until all of the Obligations have been paid in full in cash and each Document and each agreement and instrument entered into in connection therewith has been irrevocably terminated) that:

(a)           the execution, delivery and performance by Pledgor of this Agreement and the pledge of the Collateral hereunder do not and will not result in any violation of any agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to Pledgor;

(b)           this Agreement constitutes the legal, valid, and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms;

(c)           (i) all Pledged Stock is set forth on Schedule A hereto;

(d)           all of the shares of the Pledged Stock have been duly authorized, validly issued and are fully paid and non-assessable;

(e)           no consent or approval of any person, corporation, governmental body, regulatory authority or other entity, is or will be necessary for (i) the execution, delivery and performance of this Agreement, (ii) the exercise by the Pledgee of any rights with respect to the Collateral or (iii) the pledge and assignment of, and the grant of a security interest in, the Collateral hereunder;

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(f)           there are no pending or, to the best of Pledgor’s knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the Collateral;

(g)           Pledgor has the requisite power and authority to enter into this Agreement and to pledge and assign the Collateral to the Pledgee in accordance with the terms of this Agreement;

(h)           Pledgor owns each item of the Collateral and, except for the pledge and security interest granted to the Pledgee hereunder, the Collateral shall be, immediately following the closing of the transactions contemplated by the Documents, free and clear of any other security interest, mortgage, pledge, claim, lien, charge, hypothecation, assignment, offset or encumbrance whatsoever (collectively, “Liens”);

(i)           there are no restrictions on transfer of the Pledged Stock contained in the certificate of incorporation or by-laws (or equivalent organizational documents) of the Pledgor or otherwise which have not otherwise been enforceably and legally waived by the necessary parties;

(j)           none of the Pledged Stock has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(k)           the pledge and assignment of the Collateral and the grant of a security interest under this Agreement vest in the Pledgee all rights of Pledgor in the Collateral as contemplated by this Agreement; and

(l)           the Pledged Stock includes one hundred percent (100%) of the issued and outstanding shares of capital stock of each Subsidiary of Pledgor.

5.           Covenants.  Pledgor covenants that, until the Obligations shall be indefeasibly satisfied in full in cash and each Document and each agreement and instrument entered into in connection therewith is irrevocably terminated:

(a)           Pledgor will not sell, assign, transfer, convey, or otherwise dispose of its rights in or to the Collateral or any interest therein; nor will Pledgor create, incur or permit to exist any Lien whatsoever with respect to any of the Collateral or the proceeds thereof other than that created hereby.

(b)           Pledgor will, at its expense, defend the Pledgee’s right, title and security interest in and to the Collateral against the claims of any other party.

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(c)           Pledgor shall at any time, and from time to time, upon the written request of the Pledgee, execute and deliver such further documents and do such further acts and things as the Pledgee may reasonably request in order to effectuate the purposes of this Agreement including, but without limitation, delivering to the Pledgee, upon the occurrence of an Event of Default, irrevocable proxies in respect of the Collateral in form satisfactory to the Pledgee.  Until receipt thereof, upon an Event of Default that has occurred and is continuing beyond any applicable grace period, this Agreement shall constitute the Pledgor’s proxy to the Pledgee or its nominee to vote all shares of Collateral then registered in Pledgor’s name.

(d)           Pledgor will not consent to or approve the issuance of (i) any additional shares of any class of capital stock or other equity interests of any Subsidiary; or (ii) any securities convertible either voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or any securities exchangeable for, any such shares, unless, in either case, such shares are pledged as Collateral pursuant to this Agreement.

(e)           Pledgor agrees to execute and deliver to each Subsidiary that is a limited liability company or a limited partnership a control acknowledgment (“Control Acknowledgement”) substantially in the form of Exhibit A hereto.  Pledgor shall cause each such Subsidiary to acknowledge in writing its receipt and acceptance thereof. Such Control Acknowledgement shall instruct such Subsidiary to follow instructions from the Pledgee without Pledgor’s consultation or consent.

6.           Voting Rights and Dividends.  In addition to the Pledgee’s rights and remedies set forth in Section 8 hereof, in case an Event of Default shall have occurred and be continuing, beyond any applicable cure period, the Pledgee shall (i) be entitled to vote the Collateral, (ii) be entitled to give consents, waivers and ratifications in respect of the Collateral (Pledgor hereby irrevocably constituting and appointing the Pledgee, with full power of substitution, the proxy and attorney-in-fact of Pledgor for such purposes) and (iii) be entitled to collect and receive for its own use cash dividends paid on the Collateral.  Unless and until there shall have occurred and be continuing an Event of Default, Pledgor shall be permitted to exercise or refrain from exercising any voting rights or other powers; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken if, in the reasonable judgment of the Pledgee, such action would have a material adverse effect on the value of the Collateral or any part thereof; and, provided, further, that Pledgor shall give at least five (5) days’ written notice of the manner in which Pledgor intends to exercise, or the reasons for refraining from exercising, any voting rights or other powers other than with respect to any election of directors and voting with respect to any incidental matters.  Following the occurrence of an Event of Default, all rights of Pledgor to vote and to give consents, waivers and ratifications shall cease and all dividends and all other distributions in respect of any of the Collateral, shall be delivered to the Pledgee to hold as Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of any other Pledgor, and be forthwith delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7.           Event of Default.  An “Event of Default” under this Agreement shall occur upon the happening of any of the following events:

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(a)           An “Event of Default” under any Document or any agreement or note related to any Document shall have occurred and be continuing beyond any applicable cure period;

(b)           Pledgor shall default in the performance of any of its obligations under any Document, including, without limitation, this Agreement, and such default shall not be cured during the cure period applicable thereto;

(c)           Any representation or warranty of Pledgor made herein, in any Document or in any agreement, statement or certificate given in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect;

(d)           Any portion of the Collateral is subjected to a levy of execution, attachment, distraint or other judicial process or any portion of the Collateral is the subject of a claim (other than by the Pledgee) of a Lien or other right or interest in or to the Collateral and such levy or claim shall not be cured, disputed or stayed within a period of fifteen (15) business days after the occurrence thereof; or

(e)           Pledgor shall (i) apply for, consent to, or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.

8.           Remedies.  In case an Event of Default shall have occurred and is continuing, the Pledgee may:

(a)           Transfer any or all of the Collateral into its name, or into the name of its nominee or nominees;

(b)           Exercise all corporate rights with respect to the Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer of any right, privilege or option pertaining to any of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; and

(c)           Subject to any requirement of applicable law, sell, assign and deliver the whole or, from time to time, any part of the Collateral at the time held by the Pledgee, at any private sale or at public auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as the Pledgee in its sole discretion may determine, or as may be required by applicable law.

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Pledgor hereby waives and releases any and all right or equity of redemption, whether before or after sale hereunder.  At any such sale, unless prohibited by applicable law, the Pledgee may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption.  All moneys received by the Pledgee hereunder, whether upon sale of the Collateral or any part thereof or otherwise, shall be held by the Pledgee and applied by it as provided in Section 10 hereof.  No failure or delay on the part of the Pledgee in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder.  The Pledgee shall have no duty as to the collection or protection of the Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 10 hereof.  The Pledgee may exercise its rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Obligations.  In addition to the foregoing, Pledgee shall have all of the rights, remedies and privileges of a secured party under the Uniform Commercial Code of New York (the “UCC”) regardless of the jurisdiction in which enforcement hereof is sought.

9.           Private Sale.   Pledgor recognizes that the Pledgee may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the Collateral) a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Pledgor agrees that any such private sale may be at prices and on terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner.  Pledgor agrees that the Pledgee has no obligation to delay sale of any Collateral for the period of time necessary to permit the issuer to register the Collateral for public sale under the Securities Act.

10.         Proceeds of Sale.  The proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Collateral shall be applied by the Pledgee as follows:

(a)           First, to the payment of all costs, reasonable expenses and charges of the Pledgee and to the reimbursement of the Pledgee for the prior payment of such costs, reasonable expenses and charges incurred in connection with the care and safekeeping of the Collateral (including, without limitation, the reasonable expenses of any sale or any other disposition of any of the Collateral), attorneys’ fees and reasonable expenses, court costs, any other fees or expenses incurred or expenditures or advances made by the Pledgee in the protection, enforcement or exercise of its rights, powers or remedies hereunder;

(b)           Second, to the payment of the Obligations, in whole or in part, in such order as the Pledgee may elect, whether or not such Obligations are then due;

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(c)           Third, to such persons, firms, corporations or other entities as required by applicable law including, without limitation, Section 9-615(a)(3) of the UCC; and

(d)           Fourth, to the extent of any surplus to the Pledgor or as a court of competent jurisdiction may direct.

In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale are insufficient to satisfy the Obligations, Pledgor shall be liable for the deficiency plus the costs and fees of any attorneys employed by the Pledgee to collect such deficiency.

11.          Waiver of Marshaling.  Pledgor hereby waives any right to compel any marshaling of any of the Collateral.

12.          No Waiver.  Any and all of the Pledgee’s rights with respect to the Liens granted under this Agreement shall continue unimpaired, and Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of Pledgor, (b) the release or substitution of any item of the Collateral at any time, or of any rights or interests therein, or (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Pledgee in reference to any of the Obligations.  Pledgor hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if Pledgor had expressly agreed thereto in advance.  No delay or extension of time by the Pledgee in exercising any power of sale, option or other right or remedy hereunder, and no failure by the Pledgee to give notice or make demand, shall constitute a waiver thereof, or limit, impair or prejudice the Pledgee’s right to take any action against Pledgor or to exercise any other power of sale, option or any other right or remedy.

13.          Expenses.  The Collateral shall secure, and Pledgor shall pay to the Pledgee on demand, from time to time, all reasonable costs and expenses, (including but not limited to, reasonable attorneys’ fees and costs, taxes, and all transfer, recording, filing and other charges) of, or incidental to, the custody, care, transfer, administration of the Collateral or any other collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of the Pledgee under this Agreement or with respect to any of the Obligations.

14.          The Pledgee Appointed Attorney-In-Fact and Performance by the Pledgee.  Upon the occurrence of an Event of Default, Pledgor hereby irrevocably constitutes and appoints the Pledgee as such Pledgor’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to do in Pledgor’s name, place and stead, all such acts, things and deeds for and on behalf of and in the name of Pledgor, which Pledgor could or might do or which the Pledgee may deem necessary, desirable or convenient to accomplish the purposes of this Agreement, including, without limitation, to execute such instruments of assignment or transfer or orders and to register, convey or otherwise transfer title to the Collateral into the Pledgee’s name.  Pledgor hereby ratifies and confirms all that said attorney-in-fact may so do and hereby declares this power of attorney to be coupled with an interest and irrevocable.  If Pledgor fails to perform any agreement herein contained, the Pledgee may itself perform or cause performance thereof, and any costs and expenses of the Pledgee incurred in connection therewith shall be paid by the Pledgor as provided in Section 10 hereof.

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15.          Recapture.  Notwithstanding anything to the contrary in this Agreement, if the Pledgee receives any payment or payments on account of the Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors’ rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by the Pledgee, Pledgor’s obligations to the Pledgee shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to the Pledgee, which payment shall be due on demand.

16.          Captions.  All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

17.          Miscellaneous.

(a)           This Agreement constitutes the entire and final agreement among the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied except by a writing duly executed by the parties hereto.

(b)           No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

(c)           In the event that any provision of this Agreement or the application thereof to Pledgor or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby, nor shall same affect the validity or enforceability of any other provision of this Agreement.

(d)           This Agreement shall be binding upon Pledgor, and Pledgor’s successors and assigns, and shall inure to the benefit of the Pledgee and its successors and assigns.

(e)           Any notice or other communication required or permitted pursuant to this Agreement shall be given in accordance with the Note Agreement.

(f)           THIS AGREEMENT AND THE OTHER DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

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(g)           PLEDGOR HEREBY CONSENTS AND AGREES THAT THE STATE AND/OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN PLEDGOR, ON THE ONE HAND, AND THE PLEDGEE, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS, PROVIDED, THAT PLEDGOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PLEDGEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE INDEBTEDNESS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE INDEBTEDNESS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PLEDGEE.  PLEDGOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND PLEDGOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO PLEDGOR AT THE ADDRESS SET FORTH IN THE NOTE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PLEDGOR’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(h)           THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND/OR OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PLEDGEE, ON THE ONE HAND, AND/OR THE PLEDGOR, ON THE OTHER HAND, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER DOCUMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

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(i)           It is understood and agreed that any person or entity that desires to become a Pledgor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of any Document, shall become a Pledgor hereunder by (x) executing a Joinder Agreement in form and substance satisfactory to the Pledgee, (y) delivering supplements to such exhibits and annexes to such Documents as the Pledgee shall reasonably request and/or set forth in such joinder agreement and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all documents and actions required above to be taken to the reasonable satisfaction of the Pledgee.

(j)           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or electronic transmission shall be deemed an original signature hereto.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

VALCOM, INC.

By:	/s/ Vincent Vellardita
Name: Vincent Vellardita
Title: President/CEO

SOLOMED PTE. LTD.

By:	/s/ Nalinkant Rathod
Name: Nalinkant Rathod
Title: Director

SIGNATURE PAGE TO
STOCK PLEDGE AGREEMENT

SCHEDULE A

Pledged Stock

Pledgor	Issuer	Class of Stock	Stock Certificate Number	Par Value	Number of Shares	% of outstanding Shares
Valcom, Inc.	Valencia Entertainment, Inc.	Common				100%
Valcom, Inc.	My Family TV, LLC	Common				100%
Valcom, Inc.	Valcom, Inc.	Common		$.001	50,000,000
Valcom, Inc.	Valcom, Inc.	Series A Preferred		$.001	50,000,000

EXHIBIT A

FORM OF CONTROL ACKNOWLEDGMENT

Reference is hereby made to that certain Stock Pledge Agreement, dated as of ____________, 200___ (as amended, restated, modified and/or supplemented from time to time, the “Pledge Agreement”), between ______________ (the “Pledgor”), the member of ____________, a ___________ [limited liability company] [limited partnership] (the “Issuer”), and Solomed Pte. Ltd., (the “Pledgee”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Pledge Agreement.

The Issuer is hereby instructed by the Pledgor that all of the Pledgor’s right, title and interest in and to all of the Pledgor’s rights in connection with any [membership] [partnership] interests in the Issuer now and hereafter owned by the Pledgor are subject to a pledge and security interest in favor of the Pledgee.  The Pledgor hereby instructs the Issuer to act upon any instruction delivered to it by the Pledgee with respect to the Collateral without seeking further instruction from the Pledgor, and, by its execution hereof,  the Issuer hereby agrees to do so.

The Issuer, by its written acknowledgment and acceptance hereof, hereby acknowledges receipt of a copy of the Pledge Agreement and agrees promptly to note on its books the security interest granted under the Pledge Agreement.  The Issuer also waives any rights or requirements at any time hereafter to receive a copy of the Pledge Agreement in connection with the registration of any Collateral in the name of the Pledgee or its nominee or the exercise of voting rights by the Pledgee or its nominee.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Pledgor has caused this Control Acknowledgment to be duly signed and delivered by its officer duly authorized as of this _____ day of ___________ 200__.

[PLEDGOR]

By:
Name:
Title:

Acknowledged and accepted this
______ day of __________ 200__.

[ISSUER]

By:
Name:
Title:

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REGISTRATION RIGHTS AGREEMENT dated as of August 22, 2011 (this “Agreement”) between Valcom, Inc., a Delaware corporation (“Valcom”) and Solomed Pte. Ltd., a company incorporated under the laws of the Republic of Singapore.

Valcom and Solomed Pte. Ltd. are parties to a Note Agreement, dated as of the date hereof (the “Note Agreement”), pursuant to which Valcom agreed to issue to Solomed Pte. Ltd. shares of preferred stock of Valcom convertible into shares of common stock of Valcom.

In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1     Definitions.  Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in the Note Agreement.  The following terms shall, for the purposes of this Agreement and the Exhibits hereto, have the following meanings (terms defined in the singular or the plural include the plural or the singular, as the case may be):

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.001 per share, of Valcom.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

 “Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, including any warrants, shares of capital stock or other securities of Valcom issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock; provided, however, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Valcom and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) the Commission makes a definitive determination to Valcom that the Registrable Securities are salable under Rule 144(k).

“Registration Statement” means a registration statement filed by Valcom with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Series A Preferred Stock” means the Series A Preferred Stock, par value $0.001 per share, of Valcom.

“Solomed” means Solomed Pte. Ltd. or any assignee or transferee of the Registrable Securities.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

Section 1.2     Descriptive Headings; Certain Interpretations.  The headings contained in this Agreement are for reference purposes only and shall not control or affect the meaning or construction of this Agreement.  Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i) “or” is not exclusive and “include,” “includes” and “including” are not limiting; (ii) ”hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) “date hereof” refers to the date of this Agreement; (iv) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (v) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (vi) references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented; (vii) references to a Person are also to its permitted successors and assigns; (viii) references to an “Article,” “Section,” “Clause” or “Exhibit” refer to an Article of, a Section or Clause of, or an Exhibit to, this Agreement; (ix) words importing the masculine gender include the feminine or neuter and, in each case, vice versa; and (x) references to a Law include any amendment or modification to such Law and any rules or regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules or regulations occurs, before or after the date of this Agreement.

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ARTICLE 2
REGISTRATION RIGHTS

Section 2.1     Demand Registration.

(a)           Request for Registration.  At any time and from time to time after conversion of the Series A Preferred Stock, Solomed may make a written demand for registration under the Securities Act of all or part of its Registrable Securities (such demand for registration, a “Demand Registration”).  Any Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method or methods of distribution thereof.

(b)           Underwritten Offering.  If Solomed advises Valcom as part of its written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering.  In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon Solomed’s participation in such underwriting and the inclusion of Solomed’s Registrable Securities in the underwriting to the extent provided herein. Solomed shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by Solomed; provided that such Underwriters are reasonably acceptable to Valcom.

(c)           Reduction of Offering.  If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises Valcom and Solomed in writing that the dollar amount or number of shares of Registrable Securities that Solomed desires to sell, taken together with all other shares of Common Stock or other securities that Valcom desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of Valcom who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then Valcom shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by Solomed that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that Valcom desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that Valcom is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

(d)           Withdrawal. If Solomed disapprove of the terms of any underwriting or is not entitled to include all of their Registrable Securities in any offering, Solomed may elect to withdraw from such offering by giving written notice to Valcom and the Underwriter or Underwriters of its request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration.

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Section 2.2     Piggy-Back Registration.

(a)           Piggy-Back Rights.  If at any time on or after the conversion of the Series A Preferred Stock, Valcom proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by Valcom for its own account or for stockholders of Valcom for their account (or by Valcom and by stockholders of Valcom including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Valcom’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of Valcom or (iv) for a dividend reinvestment plan, then Valcom shall (x) give written notice of such proposed filing to Solomed as soon as practicable but in no event less than 10 days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method or methods of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to Solomed in such notice the opportunity to register the sale of such number of shares of Registrable Securities as Solomed may request in writing within five days following receipt of such notice (a “Piggy-Back Registration”).  Valcom shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of Valcom and to permit the sale or other disposition of such Registrable Securities in accordance with the intended methods of distribution thereof.  Solomed shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

(b)           Reduction of Offering.  If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises Valcom and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock that Valcom desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of Valcom, exceeds the Maximum Number of Shares, then Valcom shall include in any such registration (i) first, the shares of Common Stock or other securities that Valcom desires to sell that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities as to which registration has been requested pursuant to this Agreement, that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that Valcom is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;

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(c)           Withdrawal. Solomed may elect to withdraw its request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to Valcom of such request to withdraw prior to the effectiveness of the Registration Statement. Valcom (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a registration statement at any time prior to the effectiveness of the Registration Statement.  Notwithstanding any such withdrawal, Valcom shall pay all expenses incurred by Solomed in connection with such Piggy-Back Registration as provided in Section 3.2.

ARTICLE 3
REGISTRATION PROCEDURES

Section 3.1     Filings; Information. Whenever Valcom is required to effect the registration of any Registrable Securities pursuant to Article 2, Valcom shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended methods of distribution thereof as expeditiously as practicable, and in connection with any such request:

(a)           Filing Registration Statement.  Valcom shall, as expeditiously as possible and in any event within 60 days after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which Valcom then qualifies or that counsel for Valcom shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended methods of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1(c).

(b)           Copies.  Valcom shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to Solomed and Solomed’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as Solomed or its legal counsel may request in order to facilitate the disposition of the Registrable Securities owned by Solomed.

(c)           Amendments and Supplements.  Valcom shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended methods of distribution set forth in such Registration Statement or such securities have been withdrawn.

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(d)           Notification.  After the filing of a Registration Statement, Valcom shall promptly, and in no event more than two Business Days after such filing, notify Solomed of such filing, and shall further notify Solomed promptly and confirm such advice in writing in all events within two Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and Valcom shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to Solomed any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, Valcom shall furnish to Solomed and its legal counsel, copies of all such documents proposed to be filed sufficiently in advance of filing to provide Solomed and its legal counsel with a reasonable opportunity to review such documents and comment thereon, and Valcom shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which Solomed or its legal counsel shall object.

(e)           State Securities Laws Compliance.  Valcom shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of Valcom and do any and all other acts and things that may be necessary or advisable to enable Solomed to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Valcom shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

(f)           Agreements for Disposition.  Valcom shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.  The representations, warranties and covenants of Valcom in any underwriting agreement that are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of Solomed.  Solomed shall not be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to Solomed’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to Solomed that Solomed has furnished in writing expressly for inclusion in such Registration Statement.

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(g)           Cooperation.  The principal executive officer of Valcom, the principal financial officer of Valcom, the principal accounting officer of Valcom and all other officers and members of the management of Valcom shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

(h)           Records.  Valcom shall make available for inspection by Solomed, any Underwriter and any attorney, accountant or other professional retained by Solomed or such Underwriter, all financial and other records, pertinent corporate documents and properties of Valcom, as shall be necessary to enable them to exercise their due diligence responsibility, and cause Valcom’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

(i)           Opinions and Comfort Letters.  Valcom shall furnish to Solomed a signed counterpart, addressed to Solomed, of (i) any opinion of counsel to Valcom delivered to any Underwriter and (ii) any comfort letter from Valcom’s independent public accountants delivered to any Underwriter.  In the event no legal opinion is delivered to any Underwriter, Valcom shall furnish to Solomed, at any time that Solomed elects to use a prospectus, an opinion of counsel to Valcom to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

(j)           Earnings Statement.  Valcom shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(k)           Listing.  Valcom shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by Valcom are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to Solomed.

(l)           Stop Orders.  Valcom shall use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued immediately notify each selling holder of the receipt of such notice and use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment.

(m)           Incorporate.  Valcom shall if requested by the Underwriter, any selling holder, or such selling holder’s counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as such person reasonably requests to be included therein with respect to the selling holder or the securities being sold, including, without limitation, with respect to the securities being sold by such selling holder to such underwriter or underwriters, the purchase price being paid therefor by such Underwriter or Underwriters and with respect to any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment.

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Section 3.2     Registration Expenses.  Valcom shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) Valcom’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1(k); (vi) National Association of Securities Dealers, Inc. fees; (vii) fees and disbursements of counsel for Valcom and fees and expenses for independent certified public accountants retained by Valcom (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1(i)); (viii) the fees and expenses of any special experts retained by Valcom in connection with such registration and (ix) the fees and expenses of legal counsel selected by Solomed.  Valcom shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders.  Additionally, in an underwritten offering, all selling stockholders and Valcom shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

Section 3.3     Information.  Solomed shall provide such information as may reasonably be requested by Valcom, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with Valcom’s obligation to comply with federal and applicable state securities laws.

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ARTICLE 4
INDEMNIFICATION AND CONTRIBUTION

Section 4.1     Indemnification by Valcom.  Valcom agrees to indemnify and hold harmless Solomed and each other holder of Registrable Securities, if any, and each of its and their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls Solomed and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “Solomed Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Valcom of the Securities Act or any rule or regulation promulgated thereunder applicable to Valcom and relating to action or inaction required of Valcom in connection with any such registration; and Valcom shall promptly reimburse the Solomed Indemnified Party for any legal and any other expenses reasonably incurred by such Solomed Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that Valcom will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Valcom, in writing, by such selling holder expressly for use therein.  Valcom also shall indemnify any Underwriter of Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

Section 4.2     Indemnification by Holders of Registrable Securities.  Solomed and any other selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless Valcom and its directors and officers and each Underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, to the extent such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to Valcom by such selling holder expressly for use therein, and shall reimburse Valcom, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action.  Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

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Section 4.3     Conduct of Indemnification Proceedings.  Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure.  If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party.  After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

Section 4.4     Contribution.  (a) If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions that resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations.  The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding Section.

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(c)           The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities that gave rise to such contribution obligation.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE 5
UNDERWRITING AND DISTRIBUTION

Section 5.1     Rule 144.  Valcom covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as Solomed may reasonably request, all to the extent required from time to time to enable Solomed to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

ARTICLE 6
MISCELLANEOUS

Section 6.1     Other Registration Rights.  Valcom represents and warrants that the obligations of Valcom under this agreement, and the performance thereof by Valcom, do not conflict with or result in a breach or other violation of any other contract, agreement, commitment or undertaking of Valcom.

Section 6.2     Assignment; No Third Party Beneficiaries.  This Agreement and the rights, duties and obligations of Valcom hereunder may not be assigned or delegated by Valcom in whole or in part.  This Agreement and the rights, duties and obligations Solomed hereunder may be freely assigned or delegated by Solomed or such other holder of Registrable Securities in conjunction with and to the extent of any transfer of the Registrable Securities held by any such holder.  This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and the permitted assigns.  This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2.

Section 6.3     Notices. All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be by facsimile, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 6.3:

if to Valcom:

Valcom, Inc.
2113A Gulf Boulevard
Indian Rocks Beach, Florida  33785
Attn:	Vince Vellardita, CEO and CFO
Fax:	(727) 953-9779

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if to a Solomed:

Solomed Pte. Ltd.
24 Boon Lay Way, #01-73
Trade Hub 21, Singapore 609969
Attn:	Nalinkant Amratlal Rathod
Fax:	65-6324-7797

with a copy to:

Law Offices of Carlton R. Asher, Jr.
110 East 59th Street, Suite 2900
New York, NY  10022
Attn:	Carlton Asher, Esq.
Fax:	(212) 223-4912

All notices and communications under this Agreement shall be deemed to have been duly given (x) when delivered by hand, if personally delivered, (y) one Business Day after when delivered to a courier, if delivered by commercial one-day overnight courier service or (z) when sent, if sent by facsimile, with an acknowledgment of sending being produced by the sending facsimile machine.

Section 6.4     Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 6.5     Entire Agreement.  This Agreement, including the annexes hereto and the other agreements and documents referenced herein or contemplated hereby (including the Transaction Agreements), constitutes the entire agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

Section 6.6     Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

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Section 6.7     Amendments; Waiver.  Amendments to this Agreement may be made from time to time, provided, however, that no amendment, modification or waiver of this Agreement or any provision hereof shall be valid or effective unless in writing and signed by the parties hereto.  No consent to, or waiver, discharge or release (each, a “Waiver”) of, any provision of or breach under this Agreement shall be valid or effective unless in writing and signed by the party giving such Waiver, and no specific Waiver shall constitute a Waiver with respect to any other provision or breach, whether or not of similar nature.  Failure on the part of any party hereto to insist in any instance upon strict, complete and timely performance by another party hereto of any provision of or obligation under this Agreement shall not constitute a Waiver by such party of any of its rights under this Agreement or otherwise.

Section 6.8     Governing Law; Jurisdiction; Venue; Service of Process; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.  Each party hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby and thereby.  Each party agrees to commence any action, suit or proceeding relating hereto in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County.  Each party further agrees that service of any process, summons, notice or document in any of the manners set forth in Section 6.3 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 6.8.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement and the transactions contemplated hereby or thereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives, and shall not assert by way of motion, defense, or otherwise, in any such Legal Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Legal Proceeding is brought in an inconvenient forum, that the venue of the Legal Proceeding is improper, or that this Agreement may not be enforced in or by any of the above-named courts.  Each Party irrevocably and unconditionally waives any right to trial by jury with respect to any Legal Proceeding relating to or arising out of this Agreement or any of the transactions contemplated hereby.

Section 6.9     Remedies Cumulative.  In the event that Valcom fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, Solomed or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond.  None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

VALCOM, INC.

By:	/s/ Vincent Vellardita
Name: Vincent Vellardita
Title: President/CEO

SOLOMED PTE. LTD.

By:	/s/ Nalinkant Rathod
Name: Nalinkant Rathod
Title: Director

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

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